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        Form of Sale and Servicing Agreement -- Exhibit 10.5

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                   COPELCO CAPITAL, INC.,
                     SELLER AND SERVICER

                             AND

              COPELCO CAPITAL FUNDING CORP. II,
                          PURCHASER

                  _________________________


                SALES AND SERVICING AGREEMENT

                 Dated as of August __, 1996


                  _________________________


============================================================

ALL RIGHT, TITLE AND INTEREST IN AND TO THIS AGREEMENT OF COPELCO CAPITAL FUNDING CORP. II HAS BEEN ASSIGNED TO AND IS SUBJECT TO A SECURITY INTEREST IN FAVOR OF MANUFACTURERS AND TRADERS TRUST COMPANY, AS TRUSTEE, UNDER THE INDENTURE DATED AS OF AUGUST __, 1996, FOR THE BENEFIT OF THE PERSONS REFERRED TO THEREIN.

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                     TABLE OF CONTENTS

                                                        Page
                                                        ----
R E C I T A L S . . . . . . . . . . . . . . . . . . . . .  1

A G R E E M E N T S . . . . . . . . . . . . . . . . . . .  1

SECTION 1.     PURCHASE AND SALE. . . . . . . . . . . . .  1

     1.01 Purchase of Leases. . . . . . . . . . . . . . .  1
     1.02 Consideration and Payment . . . . . . . . . . .  2
     1.03 Capital Contribution. . . . . . . . . . . . . .  2
     1.04 Grant of Security Interest. . . . . . . . . . .  2

SECTION 2.     REPRESENTATIONS AND WARRANTIES OF THE
               SELLER . . . . . . . . . . . . . . . . . .  3

     2.01 Corporate Organization and Authority. . . . . .  3
     2.02 Business and Property . . . . . . . . . . . . .  3
     2.03 Financial Statements. . . . . . . . . . . . . .  4
     2.04 Equipment and Leases. . . . . . . . . . . . . .  4
     2.05 Payments. . . . . . . . . . . . . . . . . . . .  8
     2.06 Full Disclosure . . . . . . . . . . . . . . . .  8
     2.07 Pending Litigation. . . . . . . . . . . . . . .  8
     2.08 Title to Properties . . . . . . . . . . . . . .  9
     2.09 Transactions Legal and Authorized . . . . . . .  9
     2.10 Governmental Consent. . . . . . . . . . . . . .  9
     2.11 Taxes . . . . . . . . . . . . . . . . . . . . . 10
     2.12 Compliance with Law . . . . . . . . . . . . . . 10
     2.13 ERISA . . . . . . . . . . . . . . . . . . . . . 10
     2.14 Ability to Perform. . . . . . . . . . . . . . . 11
     2.15 Ordinary Course; No Insolvency. . . . . . . . . 11
     2.16 Assets and Liabilities. . . . . . . . . . . . . 11
     2.17 Fair Consideration. . . . . . . . . . . . . . . 12
     2.18 Ability to Pay Debts. . . . . . . . . . . . . . 12
     2.19 Bulk Transfer Provisions. . . . . . . . . . . . 12
     2.20 Transfer Taxes. . . . . . . . . . . . . . . . . 12
     2.21 Principal Executive Office. . . . . . . . . . . 12
     2.22 Servicing Provisions Customary. . . . . . . . . 12
     2.23 Nonconsolidation. . . . . . . . . . . . . . . . 13
     2.24 Sale Treatment. . . . . . . . . . . . . . . . . 13

SECTION 3.  ADMINISTRATION OF LEASES. . . . . . . . . . . 14

     3.01 Servicer to Act . . . . . . . . . . . . . . . . 14
     3.02 Lease Amendments and Modifications. . . . . . . 17
     3.03 Non-Performing Leases . . . . . . . . . . . . . 17
     3.04 Costs of Servicing; Servicing Fee;
          Administrative Expenses . . . . . . . . . . . . 18
     3.05 Other Transactions. . . . . . . . . . . . . . . 19

                             i

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SECTION 4.  SERVICER ADVANCES AND SELLER'S SUPPORT. . . . 19

     4.01 Late Lease Payments . . . . . . . . . . . . . . 19
     4.02 Early Termination Leases. . . . . . . . . . . . 19
     4.03 Indemnification . . . . . . . . . . . . . . . . 20
     4.04 Other Payments. . . . . . . . . . . . . . . . . 20
     4.05 Payment Advices . . . . . . . . . . . . . . . . 22

SECTION 5.  INFORMATION TO BE PROVIDED. . . . . . . . . . 22

     5.01 Monthly Status Reports. . . . . . . . . . . . . 22
     5.02 Certain Reports and Calculations. . . . . . . . 23
     5.03 Annual Independent Public Accountant's
          Report. . . . . . . . . . . . . . . . . . . . . 24

SECTION 6.  THE SERVICER. . . . . . . . . . . . . . . . . 25

     6.01 Merger or Consolidation of the Servicer . . . . 25
     6.02 Limitation on Liability of the Servicer and
          Others. . . . . . . . . . . . . . . . . . . . . 25
     6.03 Servicer Not to Resign or Be Removed. . . . . . 25
     6.04 Financial and Business Information. . . . . . . 26
     6.05 Officers' Certificates. . . . . . . . . . . . . 28
     6.06 Inspection. . . . . . . . . . . . . . . . . . . 28
     6.07 Servicer Records. . . . . . . . . . . . . . . . 28

SECTION 7.  THE SELLER. . . . . . . . . . . . . . . . . . 29

     7.01 Merger or Consolidation of the Seller . . . . . 29
     7.02 Control of Company. . . . . . . . . . . . . . . 29
     7.03 Financial and Business Information. . . . . . . 29
     7.04 Officers' Certificates. . . . . . . . . . . . . 32
     7.05 Inspection. . . . . . . . . . . . . . . . . . . 32
     7.06 Books and Records . . . . . . . . . . . . . . . 33
     7.07 Communications. . . . . . . . . . . . . . . . . 33
     7.08 Tax Returns . . . . . . . . . . . . . . . . . . 33

SECTION 8.  DEFAULT . . . . . . . . . . . . . . . . . . . 33

     8.01 Servicer Events of Default. . . . . . . . . . . 33
     8.02 Termination . . . . . . . . . . . . . . . . . . 35
     8.03 Trustee to Act; Appointment of Successor. . . . 36
     8.04 Servicer to Cooperate . . . . . . . . . . . . . 37
     8.05 Notification to Noteholders . . . . . . . . . . 37
     8.06 Remedies Not Exclusive. . . . . . . . . . . . . 37

SECTION 9.  SUBSTITUTION OF LEASES. . . . . . . . . . . . 38

     9.01 Substitution. . . . . . . . . . . . . . . . . . 38
     9.02 Procedure . . . . . . . . . . . . . . . . . . . 39
     9.03 Objection and Repurchase. . . . . . . . . . . . 40

                            ii

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     9.04 Seller's and Servicer's Subsequent
          Obligations . . . . . . . . . . . . . . . . . . 40

SECTION 10.  ASSIGNMENT . . . . . . . . . . . . . . . . . 40

     10.01     Assignment to Trustee. . . . . . . . . . . 40
     10.02     Assignment by Seller or Servicer . . . . . 41

SECTION 11.    NATURE OF SELLER'S OBLIGATIONS AND
               SECURITY THEREFOR. . . . . . . . . . . . . 41

     11.01     Seller's Obligations Absolute. . . . . . . 41
     11.02     Security for Obligations . . . . . . . . . 42
     11.03     Further Assurances; Financing
               Statements . . . . . . . . . . . . . . . . 42

SECTION 12.    DEFINITIONS. . . . . . . . . . . . . . . . 43

SECTION 13.    INTER-COMPANY LOANS. . . . . . . . . . . . 48

     13.01     Inter-Company Loans. . . . . . . . . . . . 48

SECTION 14.    MISCELLANEOUS. . . . . . . . . . . . . . . 48

     14.01     Continuing Obligations . . . . . . . . . . 48
     14.02     GOVERNING LAW. . . . . . . . . . . . . . . 48
     14.03     Successors and Assigns . . . . . . . . . . 48
     14.04     Modification . . . . . . . . . . . . . . . 49
     14.05     No Proceedings . . . . . . . . . . . . . . 49
     14.06     Notices. . . . . . . . . . . . . . . . . . 49
     14.07     Counterparts . . . . . . . . . . . . . . . 49

Schedule 1     -    Subsidiaries of the Seller

Exhibit A      -    Schedule of Leases and Equipment
Exhibit B      -    Form of Inter-Company Loan Note

                            iii

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               SALES AND SERVICING AGREEMENT

          This SALES AND SERVICING AGREEMENT is made and dated as of August __, 1996, by and between COPELCO CAPITAL
FUNDING CORP. II, a Delaware corporation, as purchaser hereunder (the "Company"), and COPELCO CAPITAL, INC., a
Delaware corporation, as seller (in such capacity, the "Seller") and servicer (in such capacity, the "Servicer") hereunder.

                       R E C I T A L S

          A. The Seller wishes to sell and assign to the Company, and the Company wishes to purchase from the Seller, all right, title and interest of the Seller in, to and under the Leases (such term and all other capitalized terms used herein having the meanings ascribed thereto in Section 12 hereof unless otherwise indicated).

          B.   Contemporaneously with such sale and
assignment, the Seller wishes to contribute to the Company all right, title and interest of the Seller in and to each item of Equipment subject to each Lease.

          C. Pursuant to the Indenture, the Company is issuing one class of _______% Class A Lease-Backed Notes,
Series 1996-A in the aggregate principal amount of $___________ (the "Class A Notes"), one class of _______%
Class B Leased-Backed Notes, Series 1996-A (the "Class B
Notes"), in the aggregate principal amount of $_______ and one class of ____% Class C Lease-Backed Notes, Series 1996-
A, in the aggregate principal amount of $__________ (the
"Class C Notes") (the Class A Notes, the Class B Notes and the Class C Notes are referred to collectively as the "Notes"), the proceeds of which are being used by the Company to make payment to the Seller for the Leases.

          D. Pursuant to the Indenture, the Company is granting, inter alia, to the Trustee, for the benefit of the holders from time to time of the Notes, a security interest in all right, title and interest of the Company in, to and under the Leases, the interests in the Equipment and this Sales and Servicing Agreement.

                     A G R E E M E N T S

                SECTION 1.  PURCHASE AND SALE

          1.01 Purchase of Leases. By their execution and delivery of this Sales and Servicing Agreement, the Seller hereby sells and assigns to the Company, and the Company hereby purchases from the Seller without recourse (except to

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the extent of the Seller's repurchase obligations as set
forth herein), all of the Seller's right, title and interest in and to each of the Leases (including the right to receive all payments due or to become due thereunder since the Cut-Off Date).

          1.02 Consideration and Payment. The purchase price of the Leases (including the right to receive all payments due or to become due thereunder since the Cut-Off
Date) is $________.

          1.03 Capital Contribution. The Seller and the Company each acknowledge and confirm that contemporaneously with the sale and purchase of the Leases as hereinabove provided, the Seller, as the sole stockholder of the Company, is contributing and transferring to the Company, and in connection with each sale, transfer and assignment of Additional Leases and Substitute Leases the Seller will contribute and transfer to the Company, without recourse, all right, title and interest of the Seller in and to each item of Equipment subject to each Lease, Additional Lease and Substitute Lease. After such contribution and transfer by the Seller to the Company, all right, title and interest of the Seller in and to each item of Equipment subject to each Lease shall be vested in the Company.

          1.04  Grant of Security Interest.  It is the
intention of the parties hereto that the transfer of Leases, Additional Leases, Substitute Leases, Lease Payments and all other amounts due or becoming due with respect thereto and Equipment (or interests therein) being made hereunder shall constitute a purchase and sale or capital contribution and not a loan. The Seller shall take no action inconsistent with the Company's ownership of the Leases, the Lease Receivables and all other amounts due or becoming due with respect thereto and the interests in the Equipment, the Seller shall indicate in its records that ownership of each of the Leases, the Lease Receivables and the interests in the Equipment is held by the Company, and the Seller shall respond to any inquiries from third parties by indicating that its ownership in the Leases, Additional Leases, Substitute Leases, the Lease Receivables and all other amounts due or becoming due with respect thereto and the interests in the Equipment is held by the Company and pledged to the Trustee. In the event, however, that a court of competent jurisdiction were to hold that any transaction evidenced hereby constitutes a loan and not a purchase and sale or capital contribution, it is the intention of the parties hereto that this Agreement shall constitute a security agreement under applicable law and that the Seller shall be deemed to have granted to the Company and the Trustee a first priority security interest in all of the Seller's right, title and interest in, to and under the

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Leases, Additional Leases, Substitute Leases, the Lease
Payments and the Equipment, and all proceeds of any such Leases and Equipment.

  SECTION 2.  REPRESENTATIONS AND WARRANTIES OF THE SELLER

          The Seller hereby represents and warrants as follows:

          2.01  Corporate Organization and Authority.

                The Seller:

                 (a)  is a corporation duly organized,
                      validly existing and in good standing
                      under the laws of its jurisdiction of
                      incorporation,

                 (b)  has all requisite power and authority
                      and all necessary licenses and permits
                      to own and operate its properties and
                      to carry on its business as now
                      conducted (except where the failure to
                      have such licenses and permits would
                      not have a material adverse effect on
                      the business or condition (financial
                      or otherwise) of the Seller or impair
                      the enforceability of any Lease) and
                      to enter into and perform its
                      obligations under this Sales and
                      Servicing Agreement, and the
                      transactions contemplated hereby,
                      including performance of the duties of
                      the Servicer and the Seller's support
                      obligations hereunder, and

                 (c)  has duly qualified and is authorized
                      to do business and is in good standing
                      as a foreign corporation in each
                      jurisdiction where the character of
                      its properties or the nature of its
                      activities makes such qualification
                      necessary (except where the failure to
                      be so qualified or in good standing
                      would not have a material adverse
                      effect on the Trust Estate or the
                      business or condition (financial or
                      otherwise) of the Seller or impair the
                      enforceability of any Lease).

          2.02 Business and Property. The Prospectus and the Private Placement Memorandum, accurately describe in all

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material respects the general nature of the business of the
Seller. The Seller has no subsidiaries other than those listed on Schedule 1 hereto.

          2.03   Financial Statements.  (a)  The
consolidated balance sheet of the Seller and its consolidated subsidiaries for the fiscal periods ended December 31, 1995, December 31, 1994 and December 31, 1993 and the related consolidated statements of income, retained earnings and cash flow for the respective period and fiscal years ended on such dates, all accompanied by reports thereon containing opinions without qualification, except as therein noted, by KPMG Peat Marwick, independent certified public accountants, and the unaudited interim consolidated balance sheet of the Seller and its consolidated subsidiaries as of March 30, 1996 and June 30, 1996 and the related consolidated statements of income, retained earnings and cash flow for the nine months ended on such date have been prepared in accordance with generally accepted accounting principles consistently applied, and present fairly the financial position of the Seller and its subsidiaries as of such dates and the results of their operations for such periods.

          (b) Except as disclosed in the Prospectus, the Private Placement Memorandum and the financial statements referred to in the preceding Section 2.03(a), since December 31, 1995 there has been no change in the business, condition or prospects (financial or otherwise) of the Seller except changes in the ordinary course of business, none of which individually or in the aggregate has been materially adverse. Neither the Seller nor any of its subsidiaries has any material liabilities or obligations not incurred in the ordinary course of business other than those disclosed in the financial statements referred to in Section 2.03(a) or for which adequate reserves are reflected in such financial statements and certain contingent obligations of the Seller relating to other asset securitization transactions involving the Seller.

          2.04 Equipment and Leases. (a) Prior to the date of each transfer of any Leases and contribution of Equipment in accordance with Sections 1.01, 1.03 and 9, respectively, the Seller purchased each item of Equipment from either (i) the manufacturer or other supplier following receipt of an invoice from such manufacturer or supplier or
(ii) a Lessee following confirmation that such item of Equipment was on such Lessee's premises. The Seller has paid in full, to the manufacturer or supplier or Lessee, as the case may be, the purchase price and any related charges in connection with the acquisition of the Equipment. The sale to the Company of the Leases and all of the Seller's right, title and interest in each item of Equipment does not

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violate the terms or provisions of any Lease or any other
agreement to which the Seller is a party or by which it is bound.

          (b) Upon payment of the consideration described in Section 1.02 hereof, issuance of its common stock as described in Section 1.03 hereof, and transfer of the Seller's interest in the Equipment, the Company will (i) be the legal owner of the Leases (including the right to receive all payments due or to become due thereunder),
(ii) have good title to each item of the Equipment subject to any Lease other than a Nominal Buy-Out Lease, and (iii) have a valid security interest in each item of Equipment with a purchase price in excess of $25,000 subject to a Nominal Buy-Out Lease. At such time, the Leases (including the right to receive all payments due or to become due thereunder) and the Seller's interest in the Equipment will be free and clear of all Liens other than the rights of each Lessee under the Lease to which such Lessee is a party and the Lien created by the Indenture; and there will be no delinquent taxes or other outstanding charges affecting the Equipment which are or may be Liens prior to, or equal or coordinate with, the Lien of the Trustee under the Indenture.

          (c) At the time of each transfer of a Lease hereunder, each such Lease (i) is a triple-net lease and
(ii) is a legal, valid and binding full recourse obligation of the Lessee thereunder, enforceable by the Company (and by the Trustee as assignee of the Company) against such Lessee in accordance with the terms thereof, except as such enforcement may be limited by bankruptcy, insolvency, reorganization or other similar laws relating to or affecting the enforcement of creditors, rights and by general equity principles, is noncancellable by the Lessee and is in full force and effect, and any and all requirements of any federal, state or local law, including, without limitation, usury, truth-in-lending and equal credit opportunity laws applicable to each Lease have been complied with; and the Seller has no knowledge (after due inquiry) of any challenge, dispute or claim by or against the Lessee under or affecting any Lease or of the bankruptcy or insolvency of any such Lessee. Each Lessee has paid at least one installment of rent under its respective Lease.

          (d) At the time that any item of Equipment (including the Seller's security interest in any item not owned by it) is contributed hereunder, the Seller will have no knowledge that any item of the Equipment has suffered any loss or damage which has not been repaired.

          (e) Each Lease requires the Lessee thereunder to maintain insurance on the Equipment subject thereto in an amount at least equal to the fair market value thereof.

          (f) In addition to the insurance maintained by the Lessees with respect to the Equipment, the Seller (or an Affiliate of the Seller) maintains (i) one or more casualty insurance policies which, in the aggregate, are in an amount not less than the aggregate Outstanding Principal Amount of the Notes, (ii) a general liability insurance policy in the aggregate amount of $1,000,000 and (iii) an excess liability insurance policy in umbrella form in the aggregate amount of $10,000,000. Each of such policies is in full force and effect and covers all equipment owned by the Seller and the Company. All premiums in respect of such policies have been paid. Each of the Trustee and the Company are named as loss payees and additional insureds, as their interests may appear, on such casualty and liability policies maintained by the Seller.

          (g)    At the time of each transfer of a Lease
hereunder, no Lease had outstanding rent which was [63] or more days past due as of the Cut-Off Date.

          (h) Each Lease was entered into or acquired by the Seller in accordance with the Seller's regular credit approval process described in the Prospectus, and no selection procedures adverse to the credit quality of the Leases were employed in selecting the Leases for sale under this Sales and Servicing Agreement.

          (i)    [insert representation re lease
characteristics]

          (j) The obligation of each Lessee to pay rent under each of the Leases throughout the term thereof is and will be unconditional, without any right of setoff by such Lessee and without regard to any event affecting the Equipment, the obsolescence of any Equipment, any claim of such Lessee against the Company, the Seller or the Servicer or any change in circumstance of such Lessee or any other circumstance whatsoever except to the extent that in the event of a casualty of any item of Equipment, the Lessee is obligated to pay, in lieu of the future Lease Payments with respect to such item, an amount which equals or exceeds the Discounted Present Value of the Lease as of the Payment Date

next succeeding the making of such payment.

          (k) In the case of each Lease which consists of a master lease and one or more exhibits or schedules thereto, the Seller has neither assigned such master lease in its entirety, nor delivered physical possession of such master lease, to any Person other than the Company or the

Trustee (including the trustee under another indenture in a transaction substantially similar to the transaction contemplated hereby, which other indenture provides that the lien thereof on such master lease extends only to such master lease insofar as it relates to lease schedules which are not part of the Trust Estate).

          (l) As of the time of each transfer of Leases and Equipment hereunder, there are no facts or circumstances which give rise, or would give rise at any time in the future, to any right of rescission, setoff, counterclaim or defense, including the defense of usury, to obligations of any Lessee, including the obligation of such Lessee to pay all amounts due with respect to any Lease to which such Lessee is a party, and neither the operation of any of the terms of any Lease or the exercise of any right thereunder will render such Lease unenforceable in whole or in part or subject to any right of rescission, setoff, counterclaim or defense, including the defense of usury, and no such right of rescission, setoff, counterclaim or defense has been asserted with respect thereto.

          (m) As of the time of each transfer of Leases and Equipment hereunder, no Lease has been amended, altered or modified in any respect, except in writing and copies of all such writings are attached to the Lease delivered to the Trustee.

          (n) As of the time of each transfer of Leases and Equipment hereunder, no Lessee will have been released, in whole or in part, from any of its obligations in respect of any Lease; no Lease will have been satisfied, cancelled or subordinated, in whole, or in part, or rescinded, and no Equipment covered by any Lease will have been released from such Lease, in whole or in part, nor has any instrument been executed that would effect any such satisfaction, release, cancellation, subordination or rescission.

          (o) As of the time of each transfer of Leases and Equipment hereunder, each Lease was either
(a) originated by the Seller in the ordinary course of its business or (b) purchased by the Seller for value and taken into possession prior to the Cut-Off Date in the ordinary course of its business.

          (p) No Lease was originated in or is subject to the laws of any jurisdiction whose laws would make the transfer and sale thereof under this Sales and Servicing
Agreement unlawful.

          (q) All parties to each Lease had authority and capacity to execute such Lease.

          (r) None of the Leases is a consumer lease and each Lessee has accepted the Equipment leased to it.

          (s) The book value of the Equipment as of the Cut-Off Date equals $__________.

          (t) All parties to each Lease had all requisite authority and capacity to execute such Lease.

          2.05   Payments.  (a)  The aggregate amount of
Lease Payments payable by the Lessees under the Leases during each Payment Period (as defined in the Indenture) is sufficient to cover the Servicing Fee and pay the principal and interest on the Notes, as such payments become due and payable.

          (b) The portfolio detail delivered or to be delivered to the Trustee on or prior to the Closing Date
(i) accurately sets forth, as of the Cut-Off Date, the amount of each Lease Payment due under each of the Leases and the month in which such Lease Payment is to be paid in accordance with the terms of the Lease under which the same is to be paid, (ii) accurately sets forth, as of the Cut-Off Date, the information with respect to certain other characteristics of the Leases and the Equipment described in such portfolio detail and (iii) is otherwise true and correct in all respects.

          2.06 Full Disclosure. The Prospectus and the Private Placement Memorandum (including, without limitation, the statistical and descriptive information with respect to the initial Leases, Lessees and Equipment), as of their respective dates, do not contain any untrue statement of a material fact or omit a material fact necessary to make the statements contained therein, in light of the circumstances under which they were made, not misleading. There is no fact peculiar to the Seller or any Affiliate of the Seller or, to the knowledge of the Seller, any Lease, Lessee or item of Equipment, which the Seller has not or will not disclose in the Prospectus or the Private Placement Memorandum which materially affects adversely nor, so far as the Seller can now reasonably foresee, will materially affect adversely the ability of the Seller to perform the transactions contemplated by this Sales and Servicing

Agreement.

          2.07   Pending Litigation.  There are no
proceedings or investigations pending, or to the knowledge (after due inquiry) of the Seller threatened, against or affecting the Seller or any subsidiary in or before any court, governmental authority or agency or arbitration board or tribunal, including, but not limited to, any such proceeding or investigation with respect to any environmental or other liability resulting from the ownership or use of any of the Equipment, which, individually or in the aggregate, involve the possibility of materially and adversely affecting the properties, business, prospects, profits or condition (financial or otherwise) of the Seller and its subsidiaries, or the ability of the Seller to perform its obligations under this Sales and Servicing Agreement. The Seller is not in default with respect to any order of any court, governmental authority or agency or arbitration board or tribunal.

          2.08 Title to Properties. Immediately following the transfer by the Seller to the Company of the Leases and the Seller's interest in the Equipment, the Leases (including the right to receive all payments due or to become due thereunder) and the interest in the Equipment will be free and clear of all Liens, except the Lien on the Trust Estate in favor of the Trustee granted pursuant to the Indenture (or the Lien in favor of the Company which is assigned to the Trustee pursuant to the Indenture).

          2.09 Transactions Legal and Authorized. The transfer by the Seller of all of its right, title and interest in and to each item of Equipment and each Lease (including the right to receive all payments due or to become due thereunder) and compliance by the Seller with all of the provisions of this Sales and Servicing Agreement:

          (a) have been duly authorized by all necessary corporate action on the part of the Seller, and do not require any stockholder approval, or approval or consent of any trustee or holders of any indebtedness or obligations of the Seller except such as have been duly obtained;

          (b)    are within the corporate powers of the
                 Seller; and

          (c)    are legal and will not conflict with,
                 result in any breach in any of the
                 provisions of, constitute a default under, or result in the creation of any Lien upon any property of the Seller under the provisions of, any agreement, charter instrument, by-law or other instrument to which the Seller is a party or by which it or its property may be bound or result in the violation of any law, regulation, rule, order or judgment applicable to the Seller or its properties, or any order to which the Seller or its properties is subject, of or by any government or governmental agency or authority.

          2.10 Governmental Consent. No consent, approval or authorization of, or filing, registration or qualification with, any governmental authority is necessary or required on the part of the Seller in connection with the execution and delivery of this Sales and Servicing Agreement or the sale of the Leases and contribution of the Equipment.

          2.11 Taxes. (a) All tax returns required to be filed by the Seller or any subsidiary in any jurisdiction have in fact been filed, and all taxes, assessments, fees and other governmental charges upon the Seller or any subsidiary, or upon any of their respective properties, income or franchises, shown to be due and payable on such returns have been paid. To the best of the Seller's knowledge all such tax returns were true and correct and neither the Seller nor any subsidiary knows of any proposed additional tax assessment against it in any material amount nor of any basis therefor.

          (b) The provisions for taxes on the books of the Seller and each of its subsidiaries are in accordance with generally accepted accounting principles.

          2.12   Compliance with Law.

                 The Seller:

                 (a)  is not in violation of any laws,
                      ordinances, governmental rules or
                      regulations to which it is subject;

                 (b)  has not failed to obtain any licenses,
                      permits, franchises or other
                      governmental authorizations necessary
                      to the ownership of its property or to
                      the conduct of its business; and

                 (c)  is not in violation in any material
                      respect of any term of any agreement,
                      charter instrument, by-law or other
                      instrument to which it is a party or
                      by which it may be bound,

which violation or failure to obtain might materially adversely affect the business or condition (financial or otherwise) of the Seller and its subsidiaries.

          2.13   ERISA.  (a)  The present value of all
benefits vested under all "employee pension benefit plans," as such term is defined in Section 3 of ERISA, maintained by the Seller and its Related Persons, or in which employees of the Seller or any Related Person are entitled to participate, as from time to time in effect (herein called the "Pension Plans"), does not exceed the value of the assets of the Pension Plans allocable to such vested benefits (based on the value of such assets as of December 31, 1994, the last annual valuation date);

          (b)    No Prohibited Transactions, Accumulated
Funding Deficiencies, Withdrawals or Reportable Events have occurred with respect to any Pension Plans that, in the aggregate, could subject the Seller to any material tax, penalty or other liability; and

          (c) No notice of intent to terminate a Pension Plan has been filed, nor has any Pension Plan been terminated under Section 4041 (f) of ERISA, nor has the PBGC instituted proceedings to terminate, or appoint a trustee to administer, a Pension Plan and no event has occurred or condition exists which might constitute grounds under
Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan.

          2.14 Ability to Perform. At the date hereof, the Seller does not believe, nor does it have any reasonable cause to believe, that it cannot perform each and every covenant contained in this Sales and Servicing Agreement.

          2.15   Ordinary Course; No Insolvency.  The
transactions contemplated by the Notes, the Indenture and this Sales and Servicing Agreement are being consummated by the Seller in furtherance of the Seller's ordinary business purposes and constitute a practical and reasonable course of action by the Seller designed to improve the financial position of the Seller, with no contemplation of insolvency and with no intent to hinder, delay or defraud any of its present or future creditors. The Seller will not, either as a result of the transaction contemplated by this Sales and Servicing Agreement, or immediately before or after such transaction, be insolvent or have an unreasonably small capital for the conduct of its business and the payment of anticipated obligations.

          2.16   Assets and Liabilities.  (a)  Both
immediately before and after any transfer of Leases
(including the right to receive all payments due or to become due thereunder) and the transfer of the interests in the Equipment contemplated by this Sales and Servicing
Agreement, the present fair salable value of the Seller's assets was or will be in excess of the amount that will be required to pay the Seller's probable liabilities as they then exist and as they become absolute and matured; and

          (b)    Both immediately before and after any
transfer of Leases (including the right to receive all payments due or to become due thereunder) and the transfer of the interests in the Equipment contemplated by this Sales and Servicing Agreement, the sum of the Seller's assets was or will be greater than the sum of the Seller's debts, valuing the Seller's assets at a fair salable value.

          2.17 Fair Consideration. The consideration received by the Seller, in exchange for the Leases (including the right to receive all payments due or to become due thereunder) and the transfer of its interests in the Equipment, is fair consideration having value equivalent to or in excess of the value of the assets being transferred by the Seller.

          2.18 Ability to Pay Debts. Neither as a result of the transaction contemplated by this Sales and Servicing Agreement nor otherwise does the Seller believe that it will incur debts beyond its ability to pay or which would be prohibited by its charter documents or by-laws. The Seller's assets and cash flow enable it to meet its present obligations in the ordinary course of business as they become due.

          2.19   Bulk Transfer Provisions.  The sale,
transfer, assignment and conveyance of the Leases and its interests in the Equipment by the Seller pursuant to this Sales and Servicing Agreement is not subject to the bulk transfer or any similar statutory provisions in effect in any applicable jurisdiction.

          2.20   Transfer Taxes.  The sale, transfer,
assignment and conveyance of the Leases (including all payments due or to become due thereunder) and its interests in the Equipment by the Seller pursuant to this Sales and Servicing Agreement is not subject to and will not result in any tax, fee or governmental charge payable by the Seller to any federal, state or local government ("Transfer Taxes"). In the event that the Company receives actual notice of any Transfer Taxes arising out of the transfer, assignment and conveyance of the Leases and/or its interests in the Equipment, on written demand by the Company, or upon the Seller otherwise being given notice thereof, the Seller shall pay, and otherwise indemnify and hold the Company, the Trustee and the holders of the Notes harmless, on an after-tax basis, from and against any and all such Transfer Taxes (it being understood that the holders of the Notes and the Trustee shall have no obligation to pay such Transfer Taxes).

          2.21 Principal Executive Office. The principal executive office of each of the Seller and the Servicer is located at [East Gate Center, 700 East Gate Drive, Mount
Laurel, New Jersey].

          2.22   Servicing Provisions Customary.  The
servicing arrangements hereunder, including without limitation the terms and conditions pursuant to which the Seller will act as Servicer and the Servicing Fee to be paid to the Seller, are consistent with the arrangements and customary practices of the Seller when providing comparable services to non-affiliated entities and of other servicers in the equipment leasing industry.

          2.23   Nonconsolidation.  The Seller is at all
times since its incorporation has been operated in such a manner that it would not be substantively consolidated with the Company, such that the separate existence of the Seller and the Company would be disregarded in the event of a bankruptcy or insolvency of the Seller or the Company, and in such regard:

          (a) the Seller is not involved in the day-to-day management of the Company;

          (b)    the Seller maintains separate corporate
records and books of account from the Company and otherwise observes corporate formalities and has a separate business office from the Company;

          (c)    the financial statements and books and
records of the Seller prepared after the Closing Date will reflect the separate existence of the Company;

          (d) the Seller maintains its assets separately from the assets of the Company (including through the maintenance of a separate bank account), the Seller's funds and assets, and records relating thereto, have not been and are not commingled with those of the Company and the separate creditors of the Company will be entitled to be satisfied out of the Company's assets prior to any value in the Company becoming available to the Company's equity-holders or the Seller's creditors;

          (e) all business correspondence of the Seller and other communications are conducted in the Seller's own name and on its own stationery; and

          (f) the Company does not act as an agent of the Seller in any capacity and the Seller does not act as agent for the Company, but instead presents itself to the public as a corporation separate from the Company; provided that the Seller is the Servicer hereunder.

          2.24 Sale Treatment. The Seller will treat the transfer to the Company of the Leases and the Lease Receivables as a sale for reporting and accounting purposes and the Seller will treat the transfer to the Company of its interest in the Equipment as a contribution for reporting and accounting purposes.

            SECTION 3.  ADMINISTRATION OF LEASES

          3.01 Servicer to Act. (a) Notwithstanding the transfers and assignments of the Leases (including the right to receive all payments due or to become due thereunder) and the related interests in the Equipment contemplated hereby, the Servicer, for the benefit of the Company, will service and administer each Lease in accordance with the terms thereof and of this Sales and Servicing Agreement. The Servicer shall take, or cause to be taken, all such actions as may be necessary or advisable to service, administer and collect each Lease from time to time, all in accordance with
(i) customary and prudent servicing procedures for leases of a similar type, (ii) all applicable laws, rules and regulations, and (iii) without limitation as to its obligations under the preceding clauses (i) and (ii), no less a standard of care than that which it applies to Leases it services for its own account. The Servicer shall provide the Lessees with appropriate invoices and such other notices as may be required to ensure that all Lease Payments, Casualty Payments and Termination Payments on or in respect of each Lease are remitted by the Lessees to the address specified by the Servicer. The Servicer shall deposit such payments to the Collection Account within one Business Day of the receipt thereof. Any other amount received by the Servicer from time to time from the Seller, the Company or any Lessee which is or is intended to be subject to the Lien of the Indenture shall be held in trust by the Servicer, as agent for the Trustee and promptly turned over to the Trustee or deposited into the Collection Account for application in accordance with the provisions of the Indenture.

          (b) The Servicer shall do, and shall have full power and authority to do, subject only to the specific requirements and prohibitions of this Sales and Servicing Agreement, any and all things in connection with the servicing and administration of the Leases and the interests in the Equipment which are consistent with the manner in which it services leases and equipment constituting part of its own portfolio and consistent with the customary practices of servicers in the equipment leasing industry, but in performing its duties hereunder, the Servicer will act on behalf and for the benefit of the Company, the Trustee and the holders of the Notes, subject at all times to the provisions of the Indenture, without regard to any relationship which the Servicer or any Affiliate of the Servicer may otherwise have with a Lessee. The Servicer shall at all times act in accordance with the provisions of each Lease, and shall observe and comply with all requirements of law applicable to it. Except as permitted by the terms of any Lease following a default thereunder, the Servicer shall not take any action which would result in the interference with the Lessee's right to quiet enjoyment of the Equipment subject to the Lease during the term thereof. The Servicer shall exercise with respect to each item of Equipment all rights and remedies it, the Company or the Trustee shall have against any vendor of the Equipment, subject to the provisions of any Lease, and shall promptly pay all amounts realized from such actions to the Trustee for deposit in the Collection Account.

          (c) Without limiting the generality of the foregoing, the Servicer agrees to (i) invoice each Lessee monthly (except quarterly in the case of Leases which provide for quarterly Lease Payments) for all Lease Payments required to be paid by such Lessee in such manner and to the same extent as the Servicer does with respect to leases held for its own account, (ii) maintain with respect to each Lease and each item of Equipment, and with respect to each payment by each Lessee and compliance by each Lessee with the provisions of each Lease, complete and accurate records in the same form and to the same extent as the Servicer does with respect to leases and equipment held for its own account (which records shall be at least as complete and accurate as those maintained by the Servicer as of the date of this Sales and Servicing Agreement), and (iii) from time to time execute, deliver and file (or cause the same to be done), and the Servicer is hereby authorized and empowered to execute, deliver, and file on behalf of the Company and the Trustee, any and all tax returns with respect to sales, use, personal property and other taxes (other than corporate income tax returns) and any and all reports or licensing applications required to be filed in any jurisdiction with respect to any Lease or any item of Equipment and any and all required Financing Statements and assignments of Financing Statements and such additional Financing Statements and continuation statements with respect thereto as may from time to time be necessary because of Lease substitutions, equipment replacements in accordance with the provisions of any Lease or otherwise so that the security interest contemplated by the Indenture in favor of the Trustee in each of the Leases, at all times will be perfected by such filings with the appropriate Uniform Commercial Code filing offices; provided, further, that in the event that the senior debt obligations of the Seller currently rated _____ by S&P, _____ by Moody's and ____ by DCR are placed on credit review with negative implications, or if such rating is withdrawn or downgraded, the Seller shall, within 30 days of such event file UCC-1 Financing Statements naming the Seller as debtor, the Company as secured party and the Trustee as assignee with respect to all Equipment, other than Equipment related to Nominal Buy-Out Leases, located in the following states:
_______________________________________________.  The Seller
and the Servicer agree to file Financing Statements on Form UCC-1 to perfect the security interest of the Trustee in the Leases and the Lease Payments, and to the extent provided herein, the Equipment.

          (d) The Servicer will maintain, or cause to be maintained, with respect to the Leases and the Equipment casualty and liability insurance in amounts at least as great as those described in Section 2.04(f). Each such casualty and liability policy (i) if maintained by the Servicer, shall name the Company and Trustee as loss payees or additional insureds and (ii) if maintained by the Lessee, shall name the Servicer or the Trustee as loss payee and additional insured; provided that the Servicer shall cause all such policies to name the Trustee and the Company as loss payees and additional insureds if (A) the Seller is no longer the Servicer, (B) an Event of Default shall have occurred and be continuing or (C) a Servicer Event of Default shall have occurred and be continuing.

          (e)    On or prior to the Closing Date, the
Servicer will file the Financing Statements and assignments of Financing Statements in accordance with the Filing Requirements and thereafter will file such additional Financing Statements and continuation statements and assignments with respect thereto as may be necessary because of equipment replacements in accordance with the provisions of any Lease, purchases of Additional Leases in accordance with Section 9 and contribution of the Equipment subject thereto, and Equipment and Lease substitutions pursuant to
Section 9 hereof or otherwise so that (i) the ownership interest contemplated by this Agreement in favor of the Company and the security interest contemplated by the Indenture in favor of the Trustee in (A) each of the Leases, and (B) Equipment subject to Leases having a Discounted Present Value of at least 75% of the aggregate Discounted Present Value of all Leases will be perfected by such filings with the appropriate Uniform Commercial Code filing offices.

          (f) The Servicer shall enforce the obligations of the party responsible for providing maintenance services under each Acquisition Agreement covering any Maintenance Included Lease (a "Maintenance Provider"). If at any time a Maintenance Provider is unable to, or does not in a manner acceptable to the Servicer, fulfill its maintenance obligations under an Acquisition Agreement covering any Maintenance Included Lease, the Servicer shall substitute a new provider of maintenance services for such Lease and thereupon, such new provider shall be the Maintenance Provider for such Lease for all purposes hereunder. Upon such substitution, all Maintenance Charges due pursuant to the Acquisition Agreement with respect to such Lease shall be paid to the new Maintenance Provider; provided that such Maintenance Charges shall not exceed the Maintenance Charges set forth in the Acquisition Agreement covering such Lease.

Any separate maintenance agreement with any new Maintenance
Provider shall be assigned to the Trustee pursuant to the Indenture.

          3.02 Lease Amendments and Modifications. In performing its obligations hereunder, the Servicer may, acting in the name of the Company and without the necessity of obtaining the prior consent of the Company or the Trustee, enter into and grant modifications, waivers and amendments to the terms of any Lease except for modifications, waivers or amendments that (a) are inconsistent with the servicing standards set forth in
Section 3.01 above, (b) would reduce the amount or extend the time for payment of any Lease Payment, Casualty Payment or Termination Payment to be made under a Lease (other than to permit termination of a Lease which does not otherwise provide for termination by requiring the payment, in lieu of all future Lease Payments with respect to the Lease or Equipment subject thereto, an amount which equals or exceeds the Lease Repurchase Amount for such Lease as of such date) or the Lessee's absolute and unconditional obligation to make payment of the same, (c) would reduce or adversely affect the Lessee's obligation to maintain, service, insure and care for the Equipment or would permit the alteration of any item of Equipment in any way which could adversely affect its present or future value or (d) otherwise could adversely affect the interests of any of the Company, the Trustee or the holders of the Notes.

          In the event of any modification, waiver or amendment of any Lease in accordance with this Section 3.02, the Servicer will promptly furnish the Company and the Trustee with a copy thereof, together with a certificate of the Servicer signed by one of its executive or financial officers stating that such modification, waiver or amendment is permitted by the provisions of this Section 3.02.

          In addition, following the transfer of any Lease to the Issuer in accordance herewith, there may be adjustments to such Lease which modify one or more terms of such Lease, such as payment amount or payment date. Such administrative adjustments may result in a re-booking of such Lease, but will not be considered to be a substitution or prepayment of such Lease. To the extent that such administrative adjustments in the aggregate result in a breach of the representations and warranties of the Seller with respect to such Leases, Copelco Capital will be required to contribute additional Leases to the extent necessary to remedy such breach.

          3.03 Non-Performing Leases. (a) Upon receipt of notice from the Company, the Trustee or any other Person, or if the Servicer otherwise learns that any Lease is a Non-Performing Lease, the Servicer will take such action as is appropriate, consistent with the Servicer's administration of leases in its own portfolio and consistent with the customary practices of servicers in the equipment leasing industry, including such action as may be necessary to cause, or attempt to cause, the Lessee thereunder to cure such non-performance (if the same may be cured) or to terminate or attempt to terminate such Lease and to recover, or attempt to recover, all damages resulting from such default. The Servicer shall demand, on behalf of the Company, that the Seller immediately repay any Inter-Company Loan representing the advance pursuant to Section 12.01 hereof of any security deposit with respect to any Lease which becomes a Non-Performing Lease, and the Servicer shall apply such security deposit in accordance with Section 3.03(d) hereof.

          (b) The Servicer will use its best efforts to sell or lease any Equipment upon the expiration or early termination of a Lease or that is subject to a Non-Performing Lease in a timely manner and upon the most favorable terms and conditions available at the time. In the event of an early lease termination, any substitute
Lease must have a Discounted Present Value equal to or greater than that of the terminated Lease and monthly payments at least equal to those of the terminated Lease through the remaining term of such terminated Lease.

          (c) In the event that the Servicer is required to sell or lease any item of Equipment pursuant to the provisions of this Section 3.03 at a time when the Servicer has other similar items of equipment available to it, the Servicer will not favor any such other item in its remarketing efforts.

          (d) All amounts realized by the Servicer in the performance of its duties hereunder with respect to any Lease or Equipment remaining subject to the Lien of the Indenture (net of the Servicer's actual out-of-pocket expenses reasonably incurred in such realization) shall be held in trust by the Servicer, as agent for the Trustee and deposited into the Collection Account for application in accordance with the provisions of the Indenture; provided that, to the extent that (i) the Servicer has made any advances pursuant to Section 4.01 hereof with respect to any Lease which thereafter became a Non-Performing Lease, and
(ii) the Servicer has not otherwise been fully reimbursed for such advances or payments, the Servicer shall reimburse itself for such advances or payments from any amounts recovered with respect to such Non-Performing Lease before depositing any such amounts pursuant to this Section 3.03(d).

          3.04   Costs of Servicing; Servicing Fee;
Administrative Expenses. (a) All costs of servicing each Lease in the manner required by this Section 3 shall be borne by the Servicer, but the Servicer shall be entitled to retain, out of any amounts actually recovered by the Servicer in the performance of its obligations under Section
3.03 hereof with respect to any Lease or the interests in the Equipment subject thereto, the Servicer's actual out-of-pocket expenses reasonably incurred in the course of such performance with respect to such Lease or the interests in the Equipment. (For all purposes of this Section 3 the Servicer's "out-of-pocket expenses" means only those expenses incurred to third parties (e.g., reasonable fees of outside counsel in a collection suit) and not salaries, operating costs, overtime wages and other such "overhead" costs or expenses of the Servicer.) In addition, the Servicer shall be entitled to receive from the Company on each Payment Date following the Closing Date a servicing fee (the "Servicing Fee") in the amount described in paragraph
(b) below.

          (b) The amount of the Servicing Fee which the Servicer shall be entitled to receive on each Payment Date following the original issuance of the Notes shall be determined by multiplying the Outstanding Principal Amount of the Notes at the Determination Date for such Payment Date times one-twelfth of 1.00%.

          (c) The Servicer agrees to pay, out of the Servicing Fee, all Trustee's Fees and expenses in connection with the Notes (including the expenses relating to the preparation and delivery of reports to Noteholders) and all fees of accountants in connection with the Notes.

          3.05 Other Transactions. Nothing in this Sales and Servicing Agreement shall preclude the Seller or the Servicer from entering into other leases or other financial transactions with any Lessee or selling or discounting any such lease with any Person.

     SECTION 4.  SERVICER ADVANCES AND SELLER'S SUPPORT

          4.01 Late Lease Payments. On each Determination Date, the Servicer may, but will not be required to, advance and remit to the Trustee, in such manner as will ensure that the Trustee will have immediately available funds on account thereof by 11:00 a.m. New York City time on the second Business Day prior to the next succeeding Payment Date, an amount (a "Servicer Advance") equal to any Lease Payment due during the prior Lease Payment Period but unpaid prior to such Determination Date with respect to any Lease. In consideration of each Servicer Advance the Servicer will be entitled to retain any late payment fees recovered from the Lessee with respect to any lease Payment covered by a Servicer Advance. In addition, the Servicer will be reimbursed for Servicer Advances from funds in the Collection Account in accordance with the Indenture on the second following Payment Date.

          4.02 Early Termination Leases. Following the Determination Date as of which any Lease first becomes an Early Termination Lease the Seller may, but shall have no obligation to, either (a) substitute one or more Eligible Leases and the Equipment subject thereto for such Lease and the Equipment subject thereto pursuant to Section 9 hereof (if the Seller is then entitled to substitute Leases and Equipment in accordance with the provisions of Section 9.01 hereof) on or before the second Business Day prior to the next succeeding Payment Date, (b) repurchase from the Company such Lease and the related Equipment by remitting to the Trustee an amount equal to the Lease Repurchase Amount in such manner as will ensure that the Trustee will have immediately available funds therefor by 11 a.m. New York City time on the second Business Day prior to the next succeeding Payment Date or (c) offer for sale to the Company one or more Additional Leases in consideration of the proceeds thereof in accordance with Section 9 hereof. Any Early Termination Lease and the Equipment subject thereto which is repurchased, or for which an Additional Lease or Substitute Leases transferred, pursuant to this Section 4.02 shall nevertheless remain subject to the Lien of the Indenture until such time as an Additional Lease or Additional Leases or Substitute Lease or Substitute Leases have been transferred in accordance with the provisions of
Section 9 hereof or the Lease Purchaser Amount has been deposited into the Collection Account. A Lease will be considered to be an "Eligible Lease" if on the date such Lease is substituted for or added in replacement of an Early Termination Lease, such Lease satisfies the representations and warranties set forth in Section 2.04(a) through (r) and the requirements of Section 9 hereof.

          4.03 Indemnification. The Seller agrees to indemnify and hold harmless the Company, the Servicer, the Trustee and each holder of the Notes (each an "Indemnified Party") against any and all liabilities, losses, damages, penalties, costs and expenses (including costs of defense and legal fees and expenses) which may be incurred or suffered by such Indemnified Party (except to the extent arising out of the gross negligence or willful misconduct on the part of the Indemnified Party) as a result of claims, actions, suits or judgments asserted or imposed against it and arising out of the transactions contemplated hereby or by the Indenture, including, without limitation, any claims resulting from any use, operation, maintenance, repair, storage or transportation of any item of Equipment, whether or not in the Servicer's possession or under its control pursuant to this Sales and Servicing Agreement, and any tort claims and any fines or penalties arising from any violation of the laws or regulations of the United States or any state or local government or governmental authority; provided that the foregoing indemnity shall in no way be deemed to impose on the Seller any obligation, other than to the extent specifically set forth in this Section 4, to make any payment with respect to principal or interest on the Notes or to reimburse the Company for any payments on account of the Notes.

          4.04   Other Payments.  (a)  In the event that
(i) any of the representations or warranties made by the Seller in Sections 2.04 and 2.05 hereof with respect to any of the Leases or the Equipment subject thereto proves at any time to have been inaccurate in any material respect as of the Closing Date or (ii) any Lease shall be terminated in whole or in part by a Lessee, or any amounts due with respect to any Lease shall be reduced or impaired, as a result of any action or inaction by the Seller (other than any such action or inaction of the Seller, when acting as Servicer, in connection with the enforcement of any Lease in a manner consistent with the provisions of this Sales and
Servicing   Agreement) or any claim by any Lessee against
the Seller and, in any such case, the event or condition causing such inaccuracy, termination, reduction, impairment or claim shall not have been cured or corrected within 30 days after the earlier of the date on which the Seller is given notice thereof by the Company or the Trustee or the date on which the Seller otherwise first has notice thereof, the Seller will repurchase such Lease and the Equipment subject thereto by paying to the Trustee, not later than the third Business Day after the Determination Date next following the expiration of such 30-day period, an amount equal to the Lease Repurchase Amount, and simultaneously with such repurchase, the Seller shall reimburse the Servicer for all amounts, if any, theretofore advanced by the Servicer pursuant to Section 4.01 with respect to such

Lease. Without limiting the generality of the foregoing, it is agreed and understood that for purposes of this Section 4.05, any inaccuracy in any representation or warranty with respect to (i) the priority of the Lien of the Indenture with respect to any Lease or (ii) the amount (if less than represented) of the Lease Payments, Casualty Payments or Termination Payment under any Lease shall be deemed to be material.

          (b) The Seller agrees to obtain and provide to the Trustee UCC searches against it and the Company from the central filing offices in New Jersey confirming the absence of any UCC filings against either the Seller or the Company with respect to the Leases (including the right to receive all payments due or to become due thereunder) and the Equipment, other than those naming the Company as the purchaser of the Leases or the Trustee as secured party. If any searches delivered pursuant to this Section 4.05(b) disclose UCC filings (which are not in the process of being released pursuant to releases delivered on the Closing Date) against the Company or the Seller with respect to Leases of Equipment the Discounted Present Value of which (i) is greater than 2% but less than 5% of all the Leases, then the Seller shall cause searches to be made in additional states within 30 days following such disclosure so that the Discounted Present Value of Leases of Equipment in states where searches have been performed exceeds 75% of the aggregate Discounted Present Value of all Leases or (ii) is greater than 5% of all the Leases then the Seller shall cause searches to be made in additional states within 30 days following such disclosure so that the Discounted Present Value of Leases of Equipment in states where such searches have been performed equals 100% of the aggregate Discounted Present Value of all Leases. Without limiting the provisions of Section 4.05(a) or this Section 4.05(b), in the event the Seller fails to provide any such searches required by the preceding sentences of this Section 4.05(b) within the required time period or any search reveals the existence of any conflicting Liens (which are not removed within 30 days of receipt of such search), the Seller shall be required to repurchase not later than the third Business Day after the Determination Date following the expiration of the time period during which such search was to be obtained or such Lien released, as the case may be, any Lease of Equipment in any such state for which such searches are not provided or with respect to which conflicting Liens are found to exist at the Lease Repurchase Amount for such Lease.

          (c)    The Seller's obligations under this Section
4.05 are the full recourse obligations of the Seller and shall in no way be limited or discharged by the application of any funds constituting part of the Trust Estate or by any amounts drawn on the Copelco Limited Guarantee.

          4.05   Payment Advices.  Each payment by the
Seller or the Servicer to the Trustee pursuant to any of the provisions of this Sales and Servicing Agreement shall be accompanied by written advice containing sufficient information to identify the Lease and/or Equipment to which such payment relates, the Section of this Sales and Servicing Agreement pursuant to which such payment is made, and the proper application pursuant to the provisions of the Indenture of the amounts being paid.

           SECTION 5.  INFORMATION TO BE PROVIDED

          5.01 Monthly Status Reports. (a) Within five Business Days following each Payment Date, the Servicer will send to the Trustee (copies of which the Trustee shall send to each holder of the Notes) a written report, signed by one of the Servicer's financial officers, (i) identifying each Lease with respect to which any Lease Payment was 30 or more days overdue as of the end of the immediately preceding Lease Payment Period, the Discounted Present Value of such Lease as of such Payment Date, the amount advanced by the Servicer with respect to such Lease pursuant to Section 4.01 hereof since the Servicer's previous monthly report (or, in the case of the first such report, since the Cut-Off Date),
(ii) identifying each Lease with respect to which any Lease Payment was 60 or more days overdue as of the end of the immediately preceding Lease Payment Period, the Discounted Present Value of such Lease as of such Payment Date, the amount advanced by the Servicer with respect to such Lease pursuant to Section 4.01 hereof since the Servicer's previous monthly report (or, in the case of the first such report, since the Closing Date), (iii) identifying each Lease with respect to which any Lease Payment was 94 or more days overdue as of the end of the immediately preceding Lease Payment Period, the Discounted Present Value of such Lease as of such Payment Date, the amount advanced by the Servicer with respect to such Lease pursuant to Section 4.01 hereof since the Servicer's previous monthly report (or, in the case of the first such report, since the Closing Date),
(iv) identifying each Lease which became a Non-Performing Lease as of the preceding Determination Date and specifying the Discounted Present Value of such Lease as of such Determination Date (or, in the case of the first such report, subsequent to the Cut-Off Date) and the aggregate Discounted Present Value of all such Non-Performing Leases and (v) indicating the aggregate amount recovered by the Servicer subsequent to the preceding Payment Date (or, in the case of the first Payment Date, subsequent to the Cut-Off Date) and on or prior to such Payment Date with respect to Lease Delinquency Payments and Non-Performing Lease Payments previously made by the Seller and the Servicer (and the specific amounts so recovered with respect to any Non-Performing Lease). Each such report shall also describe generally what action or actions the Servicer is then taking or proposes to take to recover from the appropriate Lessees any amounts previously paid by the Servicer to the Trustee pursuant to Section 4.01 hereof.

          5.02 Certain Reports and Calculations. (a) The Servicer shall identify and report to the Trustee in writing each Lease Payment, Casualty Payment, Termination Payment, Similar Transaction Payment, Other Lease Payment and all other payments deposited by the Servicer in the Collection Account by 11:00 a.m. on the second Business Day following the receipt and deposit of such items, which report shall include a calculation of the Transaction Payment Amount and the Similar Transaction Amount with respect to such items and the total amount of such Other Lease Payments.

          (b) By 11:00 a.m. on the second Business Day following each Determination Date, the Servicer will report in writing to the Trustee the total amount of all Lease Payments, Casualty Payments, Termination Payments, Non-Performing Lease Payments, Similar Transaction Payments and Other Lease Payments received by the Servicer and deposited in the Collection Account prior to such Determination Date and on or subsequent to the Determination Date preceding such Determination Date (or, in the case of the first Determination Date, on or subsequent to the Cut-Off Date). Such report shall indicate the amount of all Lease Payments received by the Servicer and deposited in the Collection Account which are for any Lease Payment Period other than the Lease Payment Period for such Determination Date and shall identify each Lease with respect to which a Casualty Payment, Termination Payment or Non-Performing Lease Payment was made during such time period. Such report shall also indicate (i) the aggregate amount paid by the Servicer on or subsequent to the most recent Determination Date with respect to Non-Performing Leases pursuant to
Section 4.01 hereof, and (ii) the aggregate amount reimbursed to the Servicer prior to the most recent Determination Date and on or subsequent to the Determination Date preceding such Determination Date (or, in the case of the first Determination Date, on or subsequent to the Cut-Off Date) for actual cash payments made by the Servicer with respect to Non-Performing Leases pursuant to Section

4.01 hereof. The Servicer hereby represents and warrants that such calculations will be correct and accurate, and the Servicer shall be fully responsible for, and shall reimburse and indemnify each Indemnified Party for, any loss resulting from such Indemnified Party's reliance on any such calculations which are not correct.

          (c)    If the Servicer intends to withdraw any
funds from the Administration Account in accordance with
Section 3.02(c) of the Indenture after the Payment Date relating to the Determination Date for which a report is submitted pursuant to Section 5.03 (b) hereof, the Servicer shall submit with such report a certificate (i) setting forth the amounts to be withdrawn (on an item-by-item basis), (ii) stating that none of such amounts are all or part of any Lease Payment, Lease Delinquency Payment,
Non-Performing Lease Payment, Casualty Payment or
Termination Payment, and (iii) identifying the lease or leases to which such amounts relate. The Seller agrees to report as income for financial reporting and tax purposes
(to the extent reportable) all investment earnings on amounts in the Administration Account.

          5.03 Annual Independent Public Accountant's Report. The Servicer shall cause a firm of independent public accountants (who may also render other services to the Servicer or to the Seller) to deliver to the Trustee, with a copy to each Rating Agency, within 135 days following the end of each fiscal year of the Servicer, beginning with the Servicer's fiscal year ending December 31, 1996, a written statement to the effect that such firm has
(a) obtained from the Servicer a copy of the monthly status report pursuant to Section 5.01 for a single month during the previous calendar year; (b) compared the information contained in such monthly status report and in the monthly summaries prepared by the Servicer in support of such monthly status report to the computer printouts and accounts prepared by the Servicer and supporting such reports; and
(c) selected, at random, at least ten Leases included in the Trust Estate and compared the activity in the files maintained by the Servicer for such Leases to the activity as reported for those Leases to the monthly summaries prepared by the Servicer and supporting the monthly status report, and that, on the basis of such examination and comparison, such firm is of the opinion that the Servicer has prepared such monthly status report and summaries in agreement with the computer printouts, accounts and individual Lease files, except in each case for (x) such exceptions as such firm shall believe to be immaterial and
(y) such other exceptions as shall be set forth in such statement.

                  SECTION 6.  THE SERVICER

          6.01 Merger or Consolidation of the Servicer. The Servicer will keep in full force and effect its existence, rights and franchise as a corporation under the laws of its jurisdiction of incorporation and will preserve its qualification to do business as a foreign corporation in each jurisdiction in which such qualification is necessary to protect the validity and enforceability of any of the Leases or to permit performance of the Servicer's duties under this Sales and Servicing Agreement.

          6.02 Limitation on Liability of the Servicer and Others. Neither the Servicer nor any of the directors, officers, employees or agents of the Servicer shall incur any liability to the Company, the Trustee or the holders of the Notes for any action taken or not taken in good faith pursuant to the terms of this Sales and Servicing Agreement with respect to any Lease (including any Non-Performing Lease) or the Equipment subject thereto; provided, however, that this provision shall not protect the Servicer or any such person against any breach of warranties, represen-tations or covenants made by it herein or in any certificate delivered in conjunction with the purchase of the Notes or for any liability which would otherwise be imposed for any action or inaction resulting from willful misconduct or bad faith or for negligence in the performance or nonperformance of its duties hereunder.

          6.03 Servicer Not to Resign or Be Removed. The Servicer shall not resign from the servicing obligations and duties hereby imposed on it except upon determination that such duties hereunder are no longer permissible under applicable law. Any such determination permitting the resignation of the Servicer shall be evidenced by an opinion of independent counsel to the Servicer, in form and substance satisfactory to the holders of the Notes, to such effect delivered to the Trustee.

          Except as provided in Section 8.02 hereof, the Servicer shall not be removed or be replaced as Servicer with respect to any Lease or any of the Equipment.

          No resignation or removal of the Servicer shall in any event (i) become effective until the Trustee or a successor servicer shall have assumed the Servicer's servicing responsibilities and obligations in accordance with Section 8.02 hereof, or (ii) affect the Seller's obligations pursuant to Section 4 hereof.

          6.04   Financial and Business Information.  The
Servicer will deliver to the Company, the Trustee and, upon request, each holder of outstanding Notes (and, upon the request of any holder of outstanding Notes, to any prospective transferee of any Notes) and, in the case of subsection (c) below, to each Rating Agency:

          (a) Quarterly Statements - within 45 days after the end of each of the first three quarterly fiscal periods in each fiscal year of the Servicer, three copies of:

          (1)    a consolidated balance sheet of the
     Servicer (or its parent) and its consolidated subsidiaries at the end of such quarter, and

          (2) consolidated statements of income, retained earnings and cash flow of the Servicer (or its parent) and its consolidated subsidiaries for that quarter and for the portion of the fiscal year ending with such quarter, accompanied by a certificate signed by a principal financial officer of the Servicer stating that such financial statements present fairly the financial condition of the Servicer and its consolidated subsidiaries and have been prepared in accordance with generally accepted accounting principles consistently applied;

          (b) Annual Statements - within 135 days after the end of each fiscal year of the Servicer, three copies of:

          (1)    a consolidated balance sheet of the
     Servicer (or its parent) and its consolidated subsidiaries, at the end of that year, and

          (2) consolidated statements of income, retained earnings and cash flow of the Servicer (or its parent) and its consolidated subsidiaries for that year, setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail and accompanied by an opinion of a firm of independent certified public accountants of recognized national standing stating that such financial statements present fairly the financial condition of the Servicer and its consolidated subsidiaries and have been prepared in accordance with generally accepted accounting principles consistently applied (except for changes in application in which such accountants concur and footnote), and that the examination of such accountants in connection with such financial statements has been made in accordance with generally accepted auditing standards, and accordingly included such tests of the accounting records and such other auditing procedures as were considered necessary in the circumstances;

          (c)    Notice of Servicer Event of Default -
immediately upon becoming aware of the existence of any condition or event which constitutes a Servicer Event of Default, a written notice, by certified mail return receipt requested, hand delivery or overnight courier, describing its nature and period of existence and what action the Servicer is taking or proposes to take with respect thereto;

          (d) SEC and Other Reports - promptly upon their becoming available, one copy of each report (including the Servicer's annual report to shareholders and reports on Form 8-K, 10-K, and 10-Q), proxy statement, registration statement, prospectus and notice filed with or delivered to any securities exchange, the Securities and Exchange Commission or any successor agencies; and

          (e) Report on Proceedings - promptly upon the Servicer's becoming aware of

          (1) any proposed or pending investigation of it by any governmental authority or agency, or

          (2)    any court or administrative proceeding

which involves or may involve the possibility of materially and adversely affecting the properties, business, prospects, profits or conditions (financial or otherwise) of the Servicer, a written notice specifying the nature of such investigation or proceeding and what action the Servicer is taking or proposes to take with respect thereto and evaluating its merits; and

          (f) Requested Information - with reasonable promptness, any other data and information which may be reasonably requested from time to time, including, without limitation, any information required to be made available at any time to any prospective transferee of any Notes in order to satisfy the requirements of Rule 144A under the Securities Act of 1933, as amended.

          6.05 Officers' Certificates. With each set of financial statements delivered pursuant to Section 6.04, the Servicer will deliver an Officers' Certificate stating
(i) that the officers signing such Officers' Certificate have reviewed the relevant terms of this Sales and Servicing Agreement and have made, or caused to be made under such officers' supervision, a review of the activities of the Servicer during the period covered by the statements then being furnished, (ii) that the review has not disclosed the existence of any Servicer Event of Default or, if a Servicer Event of Default exists, describing its nature and what action the Servicer has taken and is taking with respect thereto, and (iii) that on the basis of such review the officers signing such certificate are of the opinion that during such period the Servicer has serviced the Leases in compliance with the procedures hereof except as described in such certificate.

          6.06 Inspection. The Servicer will permit, on reasonable prior notice, the representatives of the Company and the Trustee and the holder of any Notes to examine all of the books of account, records, reports and other papers of the Servicer, to make copies and extracts therefrom, and to discuss the Servicer's affairs, finances and accounts with its officers, employees and independent public accountants (and by this provision the Servicer authorizes said accountants to discuss the finances and affairs of the Servicer) all at such reasonable times and as often as may be reasonably requested for the purpose of reviewing or evaluating the financial condition or affairs of the Servicer or the Servicer's performance of its duties and obligations hereunder. Any expense incident to the exercise by the Company, the Trustee, or any holder of the Notes during the continuance of any Servicer Event of Default, or any event or condition which with the giving of notice or the lapse of time or both would become a Servicer Event of Default, of any right under this Section 6.06 shall be borne by the Servicer.

          6.07   Servicer Records.  The Servicer will
indicate in its records that it is servicing and administering each Lease in its capacity as Servicer hereunder, at [insert servicer location address] subject to the provisions of the indenture.

                   SECTION 7.  THE SELLER

          7.01 Merger or Consolidation of the Seller. The Seller will keep in full force and effect its existence, rights and franchise as a corporation under the laws of its jurisdiction of incorporation and will preserve its qualification to do business as a foreign corporation in each jurisdiction in which such qualification is necessary to protect the validity and enforceability of any of the Leases or to permit performance of the Seller's duties under this Sales and Servicing Agreement.

          The Seller shall not merge or consolidate with any other Person unless (i) the entity surviving such merger or consolidation is a corporation organized under the laws of the United States or any jurisdiction thereof and (ii) the surviving entity, if not the Seller, shall execute and deliver to the Company, the Servicer and the Trustee, in form and substance satisfactory to each of them, (a) an instrument expressly assuming all of the obligations of the Seller hereunder and (b) an opinion of counsel to the effect that such Person is a corporation of the type described in the preceding clause (i) and has effectively assumed the obligations of the Seller hereunder.

          7.02 Control of Company. So long as any of the Notes or the other obligations secured by the Indenture remain outstanding, the Seller will not (i) sell, pledge or otherwise transfer any of the capital stock in the Company held by the Seller or (ii) vote such stock in favor of any amendment to or alteration of the certificate of incorporation of the Company. In furtherance of the Seller's negative covenant pursuant to clause (i) of the preceding sentence, the Seller will deliver to the Trustee on the Closing Date each certificate representing any share of the capital stock of the Company held by the Seller, and the Seller will promptly deliver to the Trustee upon receipt by the Seller each certificate representing any additional shares of the capital stock of the Company at anytime thereafter received by the Seller.

          7.03   Financial and Business Information.  The
Seller will deliver to the Company, the Trustee and, upon request, each holder of outstanding Notes (and, upon the request of any holder of outstanding Notes, to any prospective transferee of any Notes):

          (a) Quarterly Statements - Within 45 days after the end of each of the first three quarterly fiscal periods in each fiscal year of the Seller, three copies of:

                 (1)  a consolidated balance sheet of the
          Seller (or its parent) and its consolidated subsidiaries as at the end of such quarter, and

                 (2)  consolidated statements of income,
          retained earnings and cash flow of the Seller (or its parent) and its consolidated subsidiaries for that quarter and for the portion of the fiscal year ending with such quarter accompanied by a certificate signed by a principal financial officer of the Seller stating that such financial statements present fairly the financial condition of the Seller and its consolidated subsidiaries and have been prepared in accordance with generally accepted accounting principles consistently applied;

          (b) Annual Statements - within 135 days after the end of each fiscal year of the Seller, three copies of:

                 (1)  a consolidated balance sheet of the
          Seller (or its parent) and its consolidated subsidiaries, at the end of that year, and

                 (2)  consolidated statements of income,
          retained earnings and cash flow of the Seller (or its parent) and its consolidated subsidiaries for that year, setting forth in each case in comparative form the figures for the previous fiscal year all in reasonable detail and accompanied by an opinion of a firm of independent certified public accountants of recognized national standing stating that such financial statements present fairly the financial condition of the Seller and its consolidated subsidiaries and have been prepared in accordance with generally accepted accounting principles consistently applied (except for changes in application in which such accountants concur and footnote), and that the examination of such accountants in connection with such financial statements has been made in accordance with generally accepted auditing standards, and accordingly included such tests of the accounting records and such other auditing procedures as were considered necessary in the circumstances;

          (c)    Notice of Servicer Event of Default -
     immediately upon becoming aware of the existence of any condition or event which constitutes a Servicer Event of Default, a written notice (with a copy to each Rating Agency) describing its nature and period of existence and what action the Seller is taking or proposes to take with respect thereto;

          (d) SEC and Other Reports - promptly upon their becoming available, one copy of each report (including the Seller's annual report to shareholders and reports on Form 8-K, 10-K, and 10-Q), proxy statement, registration statement, prospectus and notice filed with or delivered to any securities exchange, the Securities and Exchange Commission or any successor agencies;

          (e) Report on Proceedings - promptly upon the Seller's becoming aware of

                 (1)  any proposed or pending investigation
          of it by any governmental authority or agency, or

                 (2)  any court or administrative
          proceeding,

which involves or may involve the possibility of materially and adversely affecting the properties, business, prospects, profits or condition (financial or otherwise) of the Seller, a written notice specifying the nature of such investigation or proceeding and what action the Seller is taking or proposes to take with respect thereto and evaluating its merits;

          (f)    ERISA - (i) promptly and in any event
     within ten days after the Seller knows or has reason, to know of the occurrence of a Reportable Event with respect to a Pension Plan with regard to which notice must be provided to the PBGC, a copy of such materials required to be filed with the PBGC with respect to such Reportable Event and in each such case a statement of the chief financial officer of the Seller setting forth details as to such Reportable Event and the action which the Seller proposes to take with respect thereto;
     (ii) at least ten days prior to the filing by any plan administrator of a Pension Plan of a notice of intent to terminate such Pension Plan, a copy of such notice;
     (iii) promptly and in no event more than ten days after the filing thereof with the Internal Revenue Service,

     copies of each annual report which is filed on Form 5500, together with certified financial statements for the Pension Plan (if any) as of the end of such year and actuarial statements on Schedule B to such Form 5500; (iv) promptly and in any event within ten days after it knows or has reason to know of any event or condition which might constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan, a statement of the chief financial officer of the Seller describing such event or condition; (v) promptly and in no event more than ten days after receipt thereof by the Seller or any Related Person, each notice received by the Seller or any Related Person concerning the imposition of any withdrawal liability under Section 4042 of ERISA; and (vi) promptly after receipt thereof a copy of any notice the Seller or any Related Person may receive from the PBGC or the Internal Revenue Service with respect to any Pension Plan; provided, however, that this subsection (6) shall not apply to notices of general application promulgated by the PBGC or the Internal Revenue Service; and

          (g)    Requested Information - with reasonable
     promptness, any other data and information which may be reasonably requested from time to time.

          7.04 Officers' Certificates. With each set of financial statements delivered pursuant to Section 7.03, the Seller will deliver an Officers' Certificate stating that the officers signing such Certificate have reviewed the relevant terms of this Sales and Servicing Agreement and have made, or caused to be made under such officers' supervision, a review of the activities of the Seller during the period covered by the income statements then being furnished and, so long as the Seller is Servicer hereunder, that the review has not disclosed the existence of any Servicer Event of Default or, if a Servicer Event of Default exists, describing its nature and what action the Seller has taken and is taking with respect thereto.

          7.05 Inspection. The Seller will permit, on reasonable prior notice, the representatives of the Company, the Servicer, the Trustee, or any holder of the Notes to examine all of the books of account, records, reports and other papers of the Seller, to make copies and extracts therefrom, and to discuss the Seller's affairs, finances and accounts with its officers, employees and independent public accountants (and by this provision the Seller authorizes said accountants to discuss the finances and affairs of the Seller) all at such reasonable times and as often as may be reasonably requested for the purpose of reviewing or evaluating the financial condition or affairs of the Seller or the Seller's performance of its duties and obligations hereunder. Any expense incident to the exercise by the Company, the Trustee or any holder of the Notes during the continuance of any default by the Seller in any of its obligations hereunder of any right under this Section 7.05 shall be borne by the Seller.

          7.06 Books and Records. The Seller will clearly mark its books and records to reflect each sale of a Lease and contribution of the Equipment subject thereto to the Company.

          7.07 Communications. The Seller will reply to all inquiries by third parties with respect to the transactions contemplated by this Agreement by indicating that it has sold to the Company the Leases and contributed to the Company its right, title and interest in the related
Equipment.

          7.08 Tax Returns. All federal tax returns filed by the Seller will include the Company as a consolidated entity.


                     SECTION 8.  DEFAULT

          8.01 Servicer Events of Default. The following events and conditions shall constitute Servicer Events of Default hereunder:

                 (i)  failure on the part of the Servicer to
          deposit to the Collection Account or other applicable account within three Business Days following the receipt thereof any monies received by the Servicer (including, without limitation, any Lease Payments and any Non-Performing Lease Payments) and required to be deposited hereunder;

                (ii)  so long as the Seller is the Servicer
          hereunder, failure on the part of the Seller to pay to the Trustee on the date when due in accordance with the terms hereof, any payment required to be made by the Seller pursuant to
          Section 4 hereof;

               (iii)  failure on the part of either the
          Servicer or (so long as the Seller is the Servicer) the Seller to observe or perform in any material respect any other of their respective covenants or agreements in this Sales and Servicing Agreement which failure continues unremedied for a period of 30 days after the earlier of (A) the date it first becomes known to any officer of the Seller or the Servicer, as the case may be, and (B) the date on which written notice thereof requiring the same to be remedied shall have been given to the Seller or the Servicer, as the case may be, by the Trustee, or to the Seller or the Servicer, as the case may be, and the Trustee by any holder of the Notes;

                (iv)  if any representation or warranty made
          by the Seller in this Sales and Servicing
          Agreement or in any certificate or other writing delivered pursuant hereto or made by any successor Servicer in connection with such successor Servicer's assumption of the duties of the Servicer shall prove to be incorrect in any material respect as of the time when the same shall have been made; provided, however, that the breach of any representation or warranty made by the Seller or Servicer in this Sales and Servicing Agreement will be deemed to be "material" only if it affects the Noteholders, the enforceability of the Indenture or of the Notes and provided, further, that a material breach of any representation or warranty made by the Servicer in the Sales and Servicing Agreement with respect to any of the Leases or the Equipment subject thereto will not constitute a Servicer Event of Default if the Seller repurchases such Lease and Equipment in accordance with this Sales and Servicing Agreement.

                 (v)  the entry by a court having
          jurisdiction in the premises of (A) a decree or order for relief in respect of the Servicer in an involuntary case or proceeding under any applicable federal or state bankruptcy, insolvency, reorganization, or other similar law or (B) a decree or order adjudging the Servicer bankrupt or insolvent, or approving as properly filed a petition seeking reorganization, arrangement, adjustment, or composition of or in respect of the Servicer under any applicable federal or state law, or appointing a custodian, receiver, liquidator, assignee, trustee, sequestrator, or other similar official of the Servicer or of any substantial part of its property, or ordering the winding up or liquidation of its affairs, and the continuance of any such decree or order for relief or any such other decree or order unstayed and in effect for a period of 60 consecutive days;

                (vi)  the commencement by the Servicer of a
          voluntary case or proceeding under any applicable federal or state bankruptcy, insolvency, reorganization, or other similar law or of any other case or proceeding to be adjudicated a bankrupt or insolvent, or the consent by it to the entry of a decree or order for relief in respect of the Servicer in an involuntary case or proceeding under any applicable federal or state bankruptcy, insolvency, reorganization, or other similar law or to the commencement of any bankruptcy or insolvency case or proceeding against it, or the filing by it of a petition or answer or consent seeking reorganization or relief under any applicable federal or state law, or the consent by it to the filing of such petition or to the appointment of or taking possession by a custodian, receiver, liquidator, assignee, trustee, sequestrator, or similar official of the Servicer or of any substantial part of its property, or the making by it of an assignment for the benefit of creditors, or the failure by the Servicer to pay its debts generally as they become due, or the taking of corporate action by the Servicer in furtherance of any such action;

               (vii)  the failure of the Servicer to make
          one or more payments due with respect to aggregate recourse debt or other obligations exceeding $500,000, or the occurrence of any event or the existence of any condition, the effect of which event or condition is to cause (or permit one or more persons to cause) more than $500,000 of aggregate recourse debt or other obligations of the Servicer to become due before its (or their) stated maturity or before its (or their) regularly scheduled dates of payment so long as such failure, event or condition shall be continuing and shall not have been waived by the Person or Persons entitled to performance; or

              (viii)  a final judgment or judgments (or
          decrees or orders) for the payment of money aggregating in excess of $500,000 and any one of such judgments (or decrees or orders) has remained unsatisfied and in effect for any period of 60 consecutive days without a stay of execution.

          8.02 Termination. So long as a Servicer Event of Default shall be continuing, the Trustee shall, upon the instructions of the holders of 66-2/3% in Outstanding Principal Amount of the Notes, by notice in writing to the Servicer terminate all of the rights and obligations of the Servicer (but not the Seller's obligations which shall survive any such termination) under this Sales and Servicing Agreement. On the receipt by the Servicer of such written notice, all authority and power of the Servicer under this Sales and Servicing Agreement to take any action with respect to any Lease or Equipment shall cease and the same shall pass to and be vested in the Trustee pursuant to and under this Section and the Indenture; and, without limitation, the Trustee is hereby authorized and empowered to execute and deliver, on behalf of the Servicer, as attorney-in-fact or otherwise, any and all other acts or things necessary or appropriate to effect the purposes of such notice of termination, whether to complete the transfer and assignment of any Lease and the related Equipment, or otherwise.

          8.03   Trustee to Act; Appointment of Successor.
(a) On and after the time the Servicer receives a notice of termination pursuant to Section 8.02 hereof, the Trustee, subject to the terms of Section 5.02 of the Indenture, shall be the successor in all respects to the Servicer in its capacity as servicer of the Leases under this Sales and Servicing Agreement and, to such extent, shall be subject to all the responsibilities, duties and liabilities relating thereto placed on the Servicer by the terms and provisions hereof (but not the obligations of the Seller contained in Section 4 hereof which shall survive any such termination as above provided) and shall be entitled to receive from the Company the Servicing Fee provided for in Section 3.04 hereof; provided that the Trustee shall in no way be responsible or liable for any action or actions of the Servicer before the time the Servicer receives such a notice of termination.

          (b) Notwithstanding the above, the Trustee may, if it shall be unwilling to so act, or shall, if it is unable to so act, give notice of such fact to each holder of the Notes and (i) appoint an established institution satisfactory to the holders of 66-2/3% in Outstanding Principal Amount of the Notes as the successor to the Servicer hereunder to assume all of the rights and obligations of the Servicer hereunder, including, without limitation, the Servicer's right hereunder to receive the Servicing Fee (but not the obligations of the Seller contained in Section 4 hereof) or, (ii) if no such institution satisfactory to the holders of 66-2/3% in Outstanding Principal Amount of the Notes is so appointed within 60 days following the giving of such notice, appoint a bank or other established institution, which has experience in servicing lease contracts and equipment similar to the Leases and Equipment and which has long-term unsecured obligations having a credit rating of at least "A" from S&P, as the successor to the Servicer hereunder or,
(iii) if no such institution is so appointed, petition a court of competent jurisdiction to appoint an institution meeting such criteria as the Servicer hereunder. Pending appointment of a successor to the Servicer hereunder, the Trustee shall act in such capacity as hereinabove provided. In connection with such appointment and assumption, the Trustee shall cause such successor to the Servicer to enter into a servicing agreement substantially in the form of this Sales and Servicing Agreement except that such agreement shall not include any of the Seller's representations, warranties or obligations and the Trustee may make arrangements for the compensation of such successor out of payments on Leases as it and such successor shall agree; provided, however, that no such compensation shall be in excess of that provided for a successor to the Servicer in
Section 3.04 hereof.

          8.04 Servicer to Cooperate. The Servicer hereby agrees to cooperate with the Trustee or any successor to the Servicer appointed in accordance with Section 8.03 hereof, as applicable, in effecting the termination and transfer of the responsibilities and rights of the Servicer hereunder to the Trustee or any successor to the Servicer, including, without limitation, the execution and delivery of assignments of Financing Statements, and the transfer to the Trustee or the successor to the Servicer for administration by it of all cash amounts which shall at the time be held by the Servicer or thereafter received with respect to the Lease Contracts. The Servicer hereby agrees to transfer to any successor to the Servicer its electronic records and all other records, correspondence and documents relating to the Leases and Equipment in the manner and at such times as the successor to the Servicer shall reasonably request.  The
Servicer hereby designates the Trustee and any successor to the Servicer its agent and attorney-in-fact to execute transfers of Financing Statements (including any and all Financing Statements naming an individual Lessee as debtor and the Servicer as secured party) and any other filings or instruments which may be necessary or advisable to effect such transfer of the Servicer's responsibilities and rights hereunder.

          8.05 Notification to Noteholders. Upon any such termination or appointment of a successor to the Servicer, the Company shall cause the Trustee to give prompt written notice thereof to each Rating Agency and to each holder of the Notes in the manner provided in the Indenture.

          8.06   Remedies Not Exclusive.  Nothing in the
preceding provisions of this Section 8 shall be interpreted as limiting or restricting any rights or remedies which the Company, the Trustee or any other Person would otherwise have at law or in equity on account of the breach or violation of any provision of this Sales and Servicing
Agreement by the Servicer, including, without limitation, the right to recover full and complete damages on account thereof to the extent not inconsistent with Section 6.02 hereof.

             SECTION 9.  SUBSTITUTION OF LEASES

          9.01 Substitution. (a) The Seller will have the right (but not the obligation) at any time to substitute one or more Eligible Leases and the Equipment subject thereto for a Lease (for purposes of this Section 9 referred to as a "Predecessor Lease") and the Equipment subject thereto if:

                 (i)  the Predecessor Lease became (A) an
          Early Termination Lease which has not been pre-paid in full by the Lessee or (B) a Non-Performing Lease during the immediately preceding Due Period;

                (ii)  the equipment subject to the
          Substitute Lease or Leases or an Additional Lease or Leases has a booked residual value which when added to the sum of the current booked Residual
          Value of the Leases will not be less than __% of the Discounted Present Value of the Performing
          Leases;

               (iii) the Substitute Lease or Leases and the Additional Leases require the lessee or lessees thereunder to make Lease Payments during each month ending on or prior to [_____________] and that after the addition of such substitute lease the aggregate amount of Lease Payments through the term of the Leases (including the Substitute Leases) will not be materially less than the aggregate scheduled Lease Payments of the Leases prior to such substitution;

                (iv)  the aggregate Discounted Present Value
          of the Leases that are Predecessor Leases shall not exceed 7% of the Discounted Present Value of the Leases on the Cut-Off Date; and

                 (v)  such lease was originated in the
          Document Image Division, the Computer Division and the Major Accounts Division.

          Each substitution pursuant to this Section 9.01 shall include the right to receive all amounts due or to become due under each Substitute Lease being substituted and any security deposits paid by the related Lessee to the Seller in connection therewith (other than any prepayments of rent required pursuant to the terms thereof at or before the commencement of such Lease and any payments due before the Lease Payment Period during which such substitution is made). At the time of each such substitution, the Seller shall transfer to the Trustee all Lease Payments actually received by the Seller which became due during the current Lease Payment Period. Within 30 days following the date on which the Discounted Present Value of the Leases referenced in clause (v) of this Section 9.01 equals the amount referenced therein, the Seller shall deliver to the Rating Agency, an opinion of counsel relating to the perfection and priority of a first priority security interest in such Leases and the characterization of the transfer of all Leases pursuant to this Agreement as a true sale, subject, in each case to customary and usual exceptions.

                 Addition.  (b)  In the event of an Early
Lease Termination which has been prepaid in full, the Issuer will have the option to reinvest the proceeds of such Early Termination Lease in one or more Additional Leases subject to the satisfaction of the requirements set forth in Section 4 and Section 9 hereof. The purchase price of such Additional Lease or Leases will be an amount equal to the proceeds of such Early Termination Lease.

          9.02 Procedure. (a) By 11:00 a.m. on the third Business Day following each Determination Date, the Seller shall give written notice to the Servicer of any substitution of Substitute Leases for Predecessor Leases or addition of Additional Leases for Early Termination Leases which have been prepaid in full pursuant to Section 9.01 during the preceding Lease Payment Period. By 11:00 a.m. on the fourth Business Day following each Payment Date, the Seller shall deliver to the Servicer and the Trustee (i) a supplement to Exhibit A hereto setting forth the information shown thereon for each such Substitute Lease and Additional

Lease, (ii) an Officer's Certificate (1) certifying that each such Substitute Lease and Additional Lease is an "Eligible Lease" and (2) specifying each Predecessor Lease for which a substitution has been made and each Early
Termination Lease which is being replaced by an Additional
Lease and the amount of each periodic Lease Payment and the projected residual value under each such Predecessor Lease and the amount of each periodic Lease Payment and the projected residual value under each Additional Lease and Substitute Lease being transferred thereby and (iii) such additional information concerning such Additional Leases, Substitute Leases, Early Termination Leases or Predecessor
Leases as may be needed for the Servicer to prepare its monthly reports pursuant to Section 5.01 hereof and to otherwise carry out its duties as servicer hereunder.

          (b) Subject to the provisions of Section 9.03, the delivery of any Officer's Certificate and supplement to Exhibit A pursuant to Section 9.02(a) shall be conclusive evidence, without further act or deed, that during the immediately preceding Lease Payment Period (i) the Seller assigned to the Company pursuant to Section 9.01 hereof all of the Seller's right, title and interest in and to the Substitute Leases and Additional Leases identified in such supplement and the related rights described in Section 9.01 hereof, (ii) the Seller transferred to the Company, as a contribution to capital, all of the Seller's right, title and interest in and to the Equipment subject to such Substitute Leases (to the extent of the Seller's interest in such Equipment, including the Seller's security interest in any Equipment which is not owned by the Seller), and (iii) the Company assigned and transferred to the Seller, without representation or warranty, all of the Company's right, title and interest in and to the Predecessor Leases and Early Termination Leases identified in such Officer's Certificate and the Equipment subject thereto (to the extent of the Company's interest in such Equipment, including the Company's security interest in any Equipment which is not owned by the Company). The Seller shall promptly deliver to the Trustee the original executed counterpart of each

Substitute Lease and Early Termination Lease assigned to the Company pursuant to Section 9.01 hereof and the Company shall promptly request the Trustee to deliver to the Seller the original executed counterpart of each Predecessor Lease for which substitution has been made pursuant to Section
9.01 hereof.

          9.03 Objection and Repurchase. If any holder of the Notes objects to any substitution of Leases within ten days of receipt of the Servicer's monthly report providing notice thereof pursuant to Section 5.01 above, on the grounds either that any Substitute Lease or Additional Lease is not an Eligible Lease within the meaning of the definition thereof or that such substitution or addition is otherwise not permitted under the provisions of Section 9.01 hereof, the Seller shall be entitled to present such additional information as it deems appropriate in an effort to demonstrate that such Lease is an Eligible Lease and that such substitution is permitted under the provisions of
Section 6.01 hereof. Following such presentation, the substitution shall remain effective if each person originally objecting to the substitution withdraws his objection. If the conditions specified in the preceding sentence are not satisfied, or if at any time it is established that any lease was not, at the time of substitution, an Eligible Lease, then the Seller shall be required to repurchase such Lease in accordance with the provisions of Section 4.05 hereof.

          9.04   Seller's and Servicer's Subsequent
Obligations. Upon any substitution of Leases in accordance with the provisions of this Section 9, the Seller's and the Servicer's obligations hereunder with respect to the Predecessor Lease shall cease but the Seller and the Servicer shall each thereafter have the same obligations with respect to the Substitute Lease substituted as it has with respect to all other Leases subject to the terms hereof.

                   SECTION 10.  ASSIGNMENT

          10.01 Assignment to Trustee. It is understood that this Sales and Servicing Agreement and all rights of the Company hereunder will be assigned by the Company to the Trustee pursuant to the Indenture, for the benefit of the Trustee, the holders from time to time of the Notes as provided in the Indenture, and may be subsequently assigned by the Trustee to any successor Trustee or as otherwise provided in the Indenture. Each of the Seller and the Servicer hereby expressly agrees to each such assignment and agrees that all of its duties, obligations, representations and warranties hereunder shall be for the benefit of, and may be enforced by, the Trustee, the holders from time to time of the Notes, and any successor to or assignee of any thereof.

          10.02 Assignment by Seller or Servicer. None of the respective rights or obligations of the Seller and the Servicer hereunder may be assigned without the prior written consent of the Company, the Trustee (acting upon the instructions of the holders of 66-2/3% of the then aggregate unpaid Outstanding Principal Amount of the Notes); provided, that nothing herein shall preclude the Servicer from performing its duties hereunder through the use of agents to the extent that such use is consistent with the Servicer's business practices in dealing with leases and equipment for its own account.

        SECTION 11.  NATURE OF SELLER'S OBLIGATIONS
                    AND SECURITY THEREFOR

          11.01  Seller's Obligations Absolute.  The
obligations of the Seller hereunder, and the rights of the Trustee, as assignee of the Company, in and to all amounts payable by the Seller hereunder, shall be absolute and unconditional and shall not be subject to any abatement, reduction, setoff, defense, counterclaim or recoupment whatsoever, including, without limitation, abatements, reductions, setoffs, defenses, counterclaims or recoupments due or alleged to be due to, or by reason of, any past, present or future claims which the Seller may have against the Servicer, the Company, the Trustee, and any holder of the Notes or any other Person for any reason whatsoever;
nor, except as otherwise expressly provided herein, shall this Sales and Servicing Agreement terminate, or the respective obligations of the Company, the Seller or the Servicer be otherwise affected, by reason of any defect in any Lease or in any unit of Equipment or in the respective rights and interests of the Company, the Seller and the Trustee therein, or by reason of any Liens, encumbrances, security interests or rights of others with respect to any Lease or any unit of Equipment, or any failure by the Company or the Servicer to perform any of its obligations herein contained, or by reason of any other indebtedness or liability, howsoever and whenever arising, of the Company, the Servicer, the Trustee, or any holder of the Notes to the Seller or any other Person or by reason of any insolvency, bankruptcy, or similar proceedings by or against the Seller, the Servicer, the Company, the Trustee or any other Person or for any other cause whether similar or dissimilar to the foregoing, any present or future law to the contrary notwithstanding, it being the intention of the parties hereto that all obligations of the Seller hereunder and all amounts payable by the Seller hereunder shall continue to be due and payable in all events and in the manner and at the times herein provided unless and until the obligation to perform or pay the same shall be terminated or limited pursuant to the express provisions of this Sales and Servicing Agreement.

          11.02 Security for Obligations. As security for the full and timely performance by the Seller and the Servicer of each of its obligations hereunder, and by the Company of each of its obligations hereunder and under the Notes and the Indenture, the Seller hereby pledges and grants to the Trustee (as a precaution in the event that, contrary to the intent of the parties to the transactions contemplated hereby, it is contended that the Seller has any continuing interest in any Lease or item of Equipment subject to the Indenture) a first priority Lien on and security interest in all right, title and interest of the Seller now or hereafter acquired in and to each Lease (including the right to receive all payments due or to become due thereunder) and each item of Equipment at any time subject to the Indenture. The foregoing security interest is granted upon and is subject to the same terms and provisions as are set forth in the Indenture and shall continue in full force and effect until the same is discharged in accordance with the terms therein, notwithstanding any waiver or modification of any of the terms hereof or thereof or of any of the Notes, whether with or without the consent of the Seller.

          11.03 Further Assurances; Financing Statements. Each of the Seller and the Servicer severally agrees that at any time and from time to time, at its expense, it shall promptly execute and deliver all further instruments and documents, and take all further action, that may be necessary or desirable or that the Company or the Trustee may request to perfect and protect the assignments and security interests granted or purported to be granted herein with respect to the Leases and the Lease Payments or to enable the Company or the Trustee to exercise and enforce its rights and remedies under this Agreement with respect to any Leases and the Lease Payments. Without limiting the generality of the foregoing, the Seller shall execute and file such financing or continuation statements, or amendments thereto, and such other instruments or notices as may be necessary or desirable or that the Company or the Trustee may request to protect and preserve the assignments and security interests granted by this Agreement.

                 SECTION 12.  DEFINITIONS

          As used in this Sales and Servicing Agreement, the following terms have the respective meanings set forth below or set forth in the Section hereof or in any other agreement indicated:

          Additional Lease: - each separate lease agreement and each lease schedule or supplement (and each master lease agreement insofar as the same relates to any such schedule or supplement) acquired by the Company from the Seller with all or a portion of the proceeds of an Early Termination Lease that has been prepaid in full pursuant to Section 9 hereof.

          Accumulated Funding Deficiency - a funding deficiency described in Section 302 of ERISA.

          Administration Account - Section 1.01 of the
Indenture.

          Affiliate - Section 1.01 of the Indenture.

          Business Day - any day that is not a Saturday, Sunday or other day on which commercial banking institutions in the city in which the Corporate Trust Office is located.

          Casualty Payment - any payment pursuant to a Lease on account of the loss, theft, condemnation, governmental taking, destruction, or damage beyond repair of any item of Equipment subject thereto which results, in accordance with the terms of the Lease, in a reduction in the number or amount of any future Lease Payments due thereunder or in the termination of the Lessee's obligation to make future Lease Payments thereunder.

          Class A Notes - the Company's _______% Class A
Lease-Backed Notes, Series 1996-A.

          Class B Notes - the Company's __________% Class B
Lease-Backed Notes, Series 1996-A.

          Class C Notes - the Company's _______% Class C
Lease-Backed Notes, Series 1996-A.

          Closing Date - August __, 1996, the date on which the Notes are originally issued pursuant to the Prospectus and the Private Placement Memorandum.

          Code - the Internal Revenue Code of 1986, as amended.

          Collection Account - Section 1.01 of the
Indenture.

          Company - the corporation so identified in the first paragraph of this Sales and Servicing Agreement and any successor corporation.

          Corporate Trust - Section 1.01 of the Indenture.

          Cut-Off Date - ____________, 1996.

          Delinquency Condition - Section 1.01 of the
Indenture.

          Delinquent Lease - Section 1.01 of the Indenture.

          Determination Date - Section 1.01 of the
Indenture.

          Discounted Present Value of the Leases - Section
1.01 of the Indenture.

          Early Termination Lease - a lease which has been terminated.

          Eligible Lease - Section 4.02 hereof.

          Equipment - all units or items of equipment from time to time subject to any Lease and all such units or items of equipment (to the extent of the Company's interest therein) remaining subject to the Lien of the Indenture following the expiration or termination of the Lease to which the same was previously subject.

          ERISA - the Employee Retirement Income Security
Act of 1974, as amended.

          Event of Default - Section 1.01 of the Indenture.

          Filing Requirements - [list states].

          Financing Statement - a statement filed pursuant to the UCC which evidences a perfected security interest in an asset.

          Indemnified Party - Section 4.04 hereof.

          Indenture - the Indenture dated as of the date hereof, between the Company and the Trustee, as the same may be supplemented, modified or amended from time to time in accordance with the terms thereof.

          Inter-Company Loans - Section 13.01 hereof.

          Lease - each separate lease agreement and each lease schedule or supplement (and each master lease agreement insofar as the same relates to any such schedule or supplement) described on Exhibit A hereto, as the same may be amended or modified from time to time in accordance with the provisions hereof and thereof.

          Lease Delinquency Payment - Section 1.01 of the
Indenture.

          Lease Payment - Section 1.01 of the Indenture.

          Lease Payment Period - with respect to any Payment
Date and the Determination Date with respect thereto, the calendar month prior to the month in which such Payment Date and Determination Date occur.

          Lease Repurchase Amount - at any date with respect to any Lease, an amount equal to the Discounted Present
Value of the Lease as of the next following Payment Date plus any amounts previously due and unpaid.

          Lessee - each lessee under a Lease.

          Lien - means a security interest, lien, charge, pledge, equity, or encumbrance of any kind other than tax liens, mechanics liens, and any liens that attach to a Lease by operation of law.

          Nominal Buy-Out Lease - each Lease identified on
Exhibit A hereto as having an Estimated Residual Value of $0 or $1 in the column under the-heading "RESIDUAL".

          Non-Performing Lease - Section 1.01 of the
Indenture.

          Non-Performing Payment - Section 1.01 of the
Indenture.

          Nonrecoverable Advance - any advance made or to be made by the Servicer pursuant to Section 4.01 hereof which, in the good faith judgment of the Servicer, will ultimately not be recoverable by the Servicer under the terms of this Sales and Servicing Agreement and the Indenture.

          Notes - the Company's Class A Notes and Class B
Notes issued pursuant to the Indenture and all Notes issued in exchange therefor pursuant to the Indenture.

          Officers' Certificate - with respect to the Seller or Servicer, a certificate delivered to the Trustee and signed by the Chairman, the President, or a Vice President, and by another Vice President, the Treasurer, an Assistant Treasurer, the Secretary, or an Assistant Secretary of the Seller or Servicer, as the case may be, who is not the same person as the other officer signing such certificate.

          Original Principal Amount of the Notes - the principal amount of the Notes originally issued on the Closing Date.

          Other Lease Payments - Section 1.01 of the
Indenture.

          Outstanding Principal Amount - Section 1.01 of the
Indenture.

          PBGC - the Pension Benefit Guaranty Corporation established pursuant to Subtitle A of Title IV of ERISA.

          Payment Date - the 20th day of each calendar month.

          Payment Period - Section 1.01 of the Indenture.

          Predecessor Lease - Section 9.01 hereof.

          Pension Plan - Section 2.14 hereof.

          Person - an individual, partnership, corporation, trust or unincorporated organization, or a government or agency or political subdivision thereof.

          Prime Rate - the Manufacturers and Traders Trust
Company prime lending rate.

          Private Placement Memorandum - the final Private
Placement Memorandum used in connection with the private offering of the Class C Notes.

          Prohibited Transaction - any transaction described in Section 406 of ERISA which is not exempt by reason of
Section 408 of ERISA or the transitional rules set forth in
Section 414(c) of ERISA and any transaction described in
Section 4975(c) of the Code which is not exempt by reason of
Section 4975(c)(2) or Section 4975(d) of the Code, or the transitional rules of Section 2003(c) of ERISA.

          Prospectus - the form of final prospectus including the prospectus supplement to be used in connection with the public offering of the Class A Notes as filed with the Securities and Exchange Commission pursuant to Rule
424(b).

          Rating Agency - Standard & Poor's a Division of the Mc-Graw Hill Companies, Moody's Investors Service or
Duff & Phelps Credit Rating Co.

          Registration Statement - the registration statement (File No. -333-) filed with the Securities and Exchange Commission for the registration of the Class A
Notes and the Class B Notes.

          Related Person - any Person (whether or not incorporated) which is under common control with the Seller within the meaning of Section 414(c) of the Internal Revenue
Code of 1986, as amended, or of Section 4001(b) of ERISA.

          Reportable Event - any of the events set forth in
Section 4043(b) of ERISA or the regulations thereunder, a withdrawal from a Pension Plan described in Section 4063 of ERISA, or a cessation of operations described in Section
4062(e) of ERISA.

          Reserve Account - Section 1.01 of the Indenture.

          Residual Account - Section 1.01 of the Indenture.

          Seller - Copelco Capital, Inc., a Delaware corporation, and any successor.

          Servicer - the corporation so identified in the first paragraph of this Sales and Servicing Agreement and any successor thereto in accordance with the provisions hereof.

          Servicer Event of Default - Section 8.01 hereof.

          Servicing Fee - Section 3.04(a) hereof.

          Similar Transaction Amount - Section 1.01 of the
Indenture.

          Similar Transaction Payments - Section 1.01 of the
Indenture.

          Stated Maturity of the Notes - _________________.

          Termination Payment - Section 1.01 of the
Indenture.

          Transaction Payment Amount - Section 1.01 of the
Indenture.

          Trust Estate - Section 1.01 of the Indenture.

          Trustee - Manufacturers and Traders Trust Company, and any successor thereto, as trustee under the Indenture.

          Underwriting Agreement - the Underwriting
Agreement dated August __, 1996 between the Company and
Lehman Brothers for the purchase and sale of the Class A
Notes and the Class B Notes.

          Uniform Commercial Code or UCC - with respect to a particular jurisdiction, the Uniform Commercial Code, as in effect from time to time in such jurisdiction, or any successor statute thereto.

          Warranty Event - Section 9.01 hereof.

                 SECTION 13.  INTER-COMPANY LOANS

          13.01 Inter-Company Loans. With the purchase of the Leases, the Company has acquired the right to hold and apply in accordance with the provisions of certain of the

Leases, security deposits in the amounts indicated on
Schedule II of Exhibit A to this Agreement and the right to receive certain maintenance payments payable by the Lessees under the Leases ("Maintenance Charges"). The Company may from time to time lend such security deposits, Maintenance Charges and any amounts disbursed to the Company pursuant to Sections 3.03(b) or 6.06 of the Indenture to the Seller (each such advance, an "Inter-Company Loan"). Each Inter-Company Loan shall be on a demand basis, shall bear interest at an annual rate equal to the Prime Rate plus one percent, shall be in the form attached hereto as Exhibit B and shall otherwise be on such arm's-length terms and conditions as the Company and the Seller may agree.

                 SECTION 14.  MISCELLANEOUS

          14.01  Continuing Obligations.  This Sales and
Servicing Agreement shall continue in full force and effect until each of the Notes and any other amounts due to any holder of the Notes have been paid in full and all other obligations, if any, secured by the Lien of the Indenture have been fully satisfied.

          14.02 GOVERNING LAW. THIS SALES AND SERVICING AGREEMENT SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, AND THE RIGHTS OF THE PARTIES SHALL BE GOVERNED BY, THE LAWS OF THE STATE OF NEW YORK. IF ANY PROVISION OF THIS SALES AND SERVICING AGREEMENT IS DEEMED INVALID, IT SHALL NOT AFFECT THE BALANCE OF THIS SALES AND SERVICING AGREEMENT.

          14.03  Successors and Assigns.  This Sales and
Servicing Agreement shall be binding upon and inure to the benefit of the successors and assigns of the Company, the Seller, the Servicer and the Trustee and shall inure to the benefit of the successors and assigns of the holders, from time to time, of the Notes.

          14.04 Modification. The terms of this Sales and Servicing Agreement shall not be waived, modified or amended without the written consent of the party against whom such waiver, modification or amendment is claimed and, in any case, the Trustee (acting upon the instructions of the holders of 66-2/3% of the then aggregate unpaid Outstanding Principal Amount of the Notes).

          14.05  No Proceedings.  The Seller and the
Servicer, each hereby agree that it will not, directly or indirectly, institute, or cause to be instituted, against the Company any proceeding of the type referred to in
Section 6.01(e) or (f) of the Indenture so long as there shall not have elapsed one year plus one day since the latest maturing Notes have been paid in full in cash.

          14.06  Notices.  All notices and other
communications given in connection with this Sales and Servicing Agreement shall be sufficient for every Person hereunder (unless otherwise herein expressly provided) if in writing and mailed, first-class postage prepaid or certified mail return receipt requested, or sent by private courier or confirmed telecopy, in case of the parties hereto, to their respective addresses set forth below or to such other address as either party may specify to the other from time to time in accordance with this Section 14.06 or, in the case of the Trustee and the holders of the Notes, to such addresses as are provided pursuant to Sections 1.05 and 1.06 of the Indenture.

          14.07  Counterparts.  This Sales and Servicing
Agreement may be executed in any number of counterparts, each counterpart constituting an original, but all together constituting only one Agreement.

IN WITNESS WHEREOF, the parties hereto have executed this Sales and Servicing Agreement as of the date and year first written above.

                      COPELCO CAPITAL, INC., as
                      Seller and Servicer

                      By:_____________________________
                         Name:
                         Title:

                      Address:


                      COPELCO CAPITAL FUNDING CORP. II

                      By:_____________________________
                         Name:
                         Title:

                      Address:



The undersigned hereby acknowledges
receipt of a copy of the foregoing
Sales and Servicing Agreement and
agrees to, and to be bound by, each
of the provisions thereof applicable
to the undersigned.

MANUFACTURERS AND TRADERS TRUST COMPANY, as Trustee

By:_____________________________
   Name:
   Title:

Address:

                           Schedule 1

               SUBSIDIARIES OF COPELCO CAPITAL, INC.

1.   Copelco Capital Funding Corp. I, a Delaware corporation.

2.   Copelco Lease Funding Corp. I, a New Jersey corporation.

3.   Copelco Lease Funding Corp. II, a New Jersey corporation.

4.   Copelco Lease Funding Corp. III, a New Jersey corporation.

5.   Copelco Lease Funding Corp. IV, a New Jersey corporation.

6.   Copelco Lease Funding Corp. V, a New Jersey corporation.

7.   Copelco Lease Funding Corp. VI, a New Jersey corporation.

8.   Copelco Lease Receivables Corp., a New Jersey corporation.

9. Copelco Investment Services Corporation, a Delaware corporation.

10.  CDRI, Inc., a Delaware corporation.

11.  Copelco Capital Funding Corp. II, a Delaware corporation.

12.  Copelco Capital Funding Corp. III, a Delaware corporation.

                 [insert additional corporations]

                                                          EXHIBIT A

                 SCHEDULE OF LEASES AND EQUIPMENT

                                                          EXHIBIT B

                 [FORM OF INTER-COMPANY LOAN NOTE]

ALL RIGHT, TITLE AND INTEREST IN AND TO THIS PROMISSORY NOTE ON THE PART OF COPELCO CAPITAL FUNDING CORP. II HAS BEEN ASSIGNED TO AND IS SUBJECT TO A SECURITY INTEREST IN FAVOR OF _______________, AS TRUSTEE, UNDER AN INDENTURE DATED AS OF APRIL __, 1996, FOR THE BENEFIT OF THE PERSONS REFERRED TO THEREIN.

$__________                                                  [Date]

          COPELCO CAPITAL, INC., a Delaware corporation (the "Maker"), with its principal office at _____________________________
              , FOR VALUE RECEIVED, hereby promises to pay to the order of Copelco Capital Funding Corp. II, a corporation with its offices located at ____________________________________________ or its assignee (the "Payee"), for its account, at __________________, the principal sum of _______________ Dollars ($____________) (or such lesser amount as shall equal the aggregate unpaid principal amount of the Loans made by the Payee to the Maker under the Sale Agreement (as defined below)), together with interest per annum on the unpaid principal amount hereof at the Prime Rate plus one per cent, in lawful money of the United States of America and in immediately available funds immediately on the demand of the Payee.

          The date, amount and interest rate, of each Loan made by the Payee to the Maker, and each payment made on account of the principal thereof, shall be recorded by the Payee on its books and, prior to any transfer of this Note, endorsed by the Payee on the schedule attached hereto or any continuation thereof.

          This Note evidences certain Inter-Company Loans from Payee to Maker pursuant to Section 13.01 of that certain Sales and
Servicing Agreement dated as of August    , 1996, between the Maker
and the Payee (the "Sale Agreement"). Capitalized terms used in this Note have the respective meanings assigned to them in the Sale Agreement.

          THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED IN
ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

          COPELCO CAPITAL, INC.

By_________________________

                         SCHEDULE OF LOANS

          This Note evidences demand Loans made under the within-described Sale Agreement to the Maker, on the date, at the interest rate, and in the principal amounts set forth below, subject to the payments and prepayments of principal set forth below:

         Principal                  Amount      Unpaid
         Amount of     Interest     Paid or     Principal     Notation
Date     Loan          Rate         Prepaid     Amount        Made By
- ----     ---------     --------     -------     ---------     ---------

_______________________________________________________________________

_______________________________________________________________________

_______________________________________________________________________

_______________________________________________________________________

_______________________________________________________________________

_______________________________________________________________________

_______________________________________________________________________

_______________________________________________________________________